PART II — OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular which is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	Subject to Completion, Dated [_____], 2017

DIGITAL SOCIAL RETAIL, INC.

Up to 2,000,000 Shares of Common Stock

$[___] per share

This Regulation A, Tier 1 offering is for shares of common stock, par value $0.001 per share, of Digital Social Retail, Inc. (“Common Stock”), on a best efforts basis without any minimum target. We are offering up to 2,000,000 shares of our Common stock at an offering price of $[___] per share (the “Offering”). This Offering is being conducted to, among other things, raise money for our general operations and working capital needs. See “Use of Proceeds”. This Offering will terminate on [_____], 2017, subject to extension for up to thirty (30) days with the mutual agreement of us and our Agent, as defined below (the “Termination Date”).

Until the Termination Date, the proceeds for the Offering will be kept in an escrow account. Upon the earlier of achievement of the maximum Offering amount and the Termination Date, at closing, the proceeds from the Offering will be distributed to the Company and the associated Common Stock will be issued to the investors in such shares of Common Stock. If the Offering does not close, the proceeds for the offering will be promptly returned to investors, without deduction and without interest. A subscriber in the Offering has no right to a return of their funds before the closing of the Offering once a subscriber has executed the Offering and subscription documents in connection with this Offering. Wilmington Trust, N.A. will serve as the escrow agent in connection with this Offering and will be compensated $3,500 as compensation for serving as escrow agent in connection with this Offering.

Prior to this offering, there has been no public market for our Common Stock. We intend to apply to list our Common Stock on the OTCQX over-the-counter market operated by OTC Markets Group Inc. (the “OTCQX”) under the symbol “DSRN” following the termination of this Offering.

We have engaged Oberon Securities, LLC as the agent (the “Agent”) to offer Common Stock to prospective investors in the United States and in jurisdictions where such offers and sales are permitted on a best efforts basis without any minimum target. We will compensate the Agent for its efforts pursuant to the terms of a placement agency agreement. For more information regarding the Agent and compensation received by the Agent in connection with the Offering, see “Plan of Distribution”.

The Common Stock offering in connection with this Offering are speculative securities. Investing in our Common Stock involves significant risks. You should invest in our Common Stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

	Number of Shares	Price to Public (1)	Placement agent discounts and commissions (2)	Proceeds to issuer (3)
Per share/unit	286	$1,000	$70	$930
Total Maximum	2,000,000	$7,000,000	$490,000	$6,510,000

____________________

(1) Does not include offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any. See “Plan of Distribution – Over-Allotment Option”.

(2) We have agreed to reimburse our Agent for certain of its expenses. Please refer to the section entitled “Plan of Distribution” in this offering circular for additional information regarding total compensation for the Agent.

(3) We estimate that our total offering expenses, including the placement agent’s discount and commissions, will be approximately $685,000. See “Plan of Distribution”.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This offering circular is following the disclosure format of Part II of Form 1-A.

Digital Social Retail, Inc.

205 E 42nd St.

New York, NY 10017

(800) 236-6610

www.digitalsocialretail.com

The information contained on our website is not incorporated by reference into this offering circular, and you should not consider information contained on our website to be part of this offering circular.

The date of this offering circular is [_______], 2017

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this offering circular, unless the context indicates otherwise, references to “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Digital Social Retail, Inc. Throughout this offering circular, unless the context requires otherwise, references to “Common Stock” are to our common stock, par value $0.001 per share, that we have outstanding as of the date of this offering circular.

Some of the statements in this offering circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These which factors include, among other things:

●	National, international and local economic and business conditions that could affect our business;

●	Markets for our products and services;

●	Our cash flows;

●	Our operating performance;

●	Our financing activities;

●	Our tax status;

●	Industry developments affecting our business, financial condition and results of operations;

●	Our ability to compete effectively; and

●	Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this offering circular or otherwise make public statements in order to update our forward-looking statements beyond the date of this offering circular.

SUMMARY

The following summary highlights selected information contained in this offering circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire offering circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this offering circular on page 4, before making an investment decision.

Our Business

Overview

Digital Social Retail, Inc., a Delaware corporation (the “Company”), was formed on September 18, 2014 and began operations in January 2015. The Company also conducts business through its website (www.digitalsocialretail.com). The Company is an operator and provider of a digital convergence platform (the “Platform”) that runs proprietary cloud-based software called “Social Retail” (the “Software”). Through the Platform, our clients, which include businesses, organizations, schools and technologically advanced, or “smart”, cities, can use the Software to manage marketing campaigns from a single location in real time. The Software is a form of convergence software that enables our clients to manage in real time the proximity marketing and communication campaigns of all of their stores or locations from a single computer or device. Using the Platform, our clients can seamlessly update all their screens or mobile push notifications with new content, videos, images and text. Regardless of whether a client has one screen on which to advertise its product, or one thousand, these can be managed all from one computer. Just as the Internet of Things (IoT) describes the internetworking of physical devices, buildings and other items using embedded electronics, software or other sensors to enable these objects to collect and exchange data, our Platform and Software connects shops, banks, cities, towns, universities, transportation hubs, real estate firms and restaurants to their target audiences. Together with hardware devices manufactured by third party vendors, our products and services provide our clients with the ability to efficiently deliver tailored content and information to consumers.

The Platform is a powerful, browser-based user-friendly interface that runs our Software, which enables chain retailers and other venues (such as cities, university campuses, transportation hubs and real estate locations) to manage in real time the proximity marketing and communication campaigns of all of their stores or locations from a single computer. Using the Platform, which features a drag-and-drop interface, our clients are able to manage all social, mobile and in-site media beacon proximity messaging, in store digital signage and audio, as well as connect customers with a client’s specific loyalty program through the Platform.

Our Software and hardware enables our clients to combine connector technology and digital signage to create a more effective marketing tool. Our services can generally be categorized as the combination of a four integrated components, each of which could be utilized by clients individually or in combination to more efficiently target communications and market products and services. We believe that in today’s world, where everyday objects are evolving to become further interconnected to individuals and other objects via embedded Internet-connected technology, we can provide clients with added value.

●	Social Retail Connectors: Connectors are sensors embedded within a device that can interact with mobile or other devices using low-energy Bluetooth® signals (Bluetooth Low Energy (BLE) signals). We offer proximity-based connectors (which are manufactured by third party suppliers), that are capable of providing content, such as a coupon, public safety message or a flash sale or discount message, to customers when they are inside, or nearby, a client’s physical location to attract or retain foot-traffic. We offer a variety of different types of connectors to meet the location needs of clients. Clients can broadcast their marketing campaigns and push time-sensitive special offers to customers or passers-by. Our Social Retail mobile application, which is accessible on iPhone and Android mobile devices allow end-users (our clients’ customers) to receive proximity-based notifications on such devices. We also provide our clients with the option to integrate our Social Retail application into their own mobile applications.

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●	Digital Signage: We offer digital signs that provide our clients with the ability to seamlessly update any and all of their screens with new content, videos, images and text. Using the Platform, clients are able to manage the content of their screens from one centralized, remote customer management system (CMS) screen. Our Software and Platform is compatible with Samsung SMART Signage Platform (SSP) screens and LG screens, which are manufactured by affiliates of Samsung Electronics Co., Ltd. (“Samsung”) and LG Electronics Inc. (“LG”), respectively, and from whom we purchase our physical screens.

●	Bluetooth® and Wi-Fi Technology: Clients can push notifications to customer devices using our Social Retail Connectors and digital signage via Bluetooth® and Wi-Fi technology without the need for a mobile application, which provides businesses, customers and nearby foot-traffic with fast and free Internet and device connectivity. We provide our clients with Wi-Fi technology and assist them with the installation process upon request. The digital signage can be displayed through mobile screen messaging triggered by BLE beacons communicating with mobile devices running Bluetooth®.

●	Analytics: Using the technology above, our Social Retail Analytics tool tracks consumer and user data generated by their activities, so our clients can evaluate and optimize their digital marketing and proximity communication campaigns. Among other things, this analytical tool can track the number of notifications sent & opened, the average time a customer spends in a store, the locations with the heaviest foot traffic, the amount of subscribers to loyalty program, a customer’s average basket. The tool also provides real-time updates on this information and can be adjusted to display results over a customized range of dates.

The Company markets its Software in two ways: (i) by means of an interface that is sold via an SaaS (Software as a Service) online business model, under which the Company sells its Software online (either as a monthly or yearly subscription), and (ii) through a direct salesforce that markets our products and services to larger corporate accounts in several industries. Our client base includes small and medium size businesses in the medical, smart city, retail, education, sports, restaurant, hospitality and real estate industries. The Company sells connectors or beacons and screens through direct sales, and online through its website, ibeaconstore.com and on Amazon.com.

Company Information

The Company’s principal executive office is located at 205 East 42nd Street, New York, NY 10017, and our telephone number is (800) 236-6610. The Company’s website address is www.digitalsocialretail.com. The information available on or through our website is not a part of this offering circular. In making an investment decision regarding whether to purchase our Common Stock pursuant to this Offering, you should only consider the information contained in our offering statement and offering circular, as well as other information contained in the exhibits to the offering statement in which this offering circular has been filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company currently does not have any employees. Staffing of the Company is provided by a related party. The personnel provided to the Company work in the Company’s New York office. See “Interest of Management and Others in Certain Transactions”.

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The Offering

Issuer	Digital Social Retail, Inc.

Securities	Up to 2,000,000 shares of our Common Stock.

Price per Share	$[___]

Over-Allotment Option

The Agent has an option for a period of [__] days to purchase up to 300,000 additional shares of our Common Stock to cover over-allotments.

Unless otherwise indicated, the information presented in this offering circular assumes that the underwriters’ over-allotment option will not be exercised.

Offering Type	An offering of shares of Common Stock pursuant to Tier 1 of Regulation A, as promulgated under the Securities Act of 1933, by the Company on a best efforts basis without any minimum target.

Duration of the Offering

This Offering will terminate on [____], 2017, subject to extension for up to thirty (30) days with the mutual agreement of us and our Agent, as defined below; See “Plan of Distribution” and “Securities Being Offered.”

Proposed U.S. listing

We intend to apply to list our Common Stock on the OTCQX over-the-counter market operated by OTC Markets Group Inc. (the “OTCQX”) under the symbol “DSRN” and anticipate quotation on the OTCQX to begin following the termination of this Offering.

Use of Proceeds	We intend to use the proceeds of this offering to fund our general operations, working capital needs. See “Use of Proceeds”.

Shares of Common Stock Outstanding before Offering	2,575,001

Shares of Common Stock Outstanding after Offering	4,575,001

Certain U.S. Federal Income Tax Considerations

Shares of Common Stock will be treated as stock of our Company for U.S. federal income tax purposes. Please see “Risk Factors -- Material U.S. Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations.” Before deciding whether to invest in our Common Stock, you should consult your tax advisor regarding possible tax consequences.

Risk Factors

Our shares of Common Stock are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding whether to invest.

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RISK FACTORS

The investment described herein is highly speculative and involves a high degree of risk of loss of all or a material portion of an investor’s entire investment. Prospective investors should give careful consideration to the following actual and potential risk factors and conflicts of interest in evaluating the merits and suitability of an investment in the Company. The risks and conflicts set forth below are not the only risks and conflicts involved in an investment in the Company. You should carefully consider the following risk factors as well as other information contained in our offering statement, this offering circular and the exhibits to the offering statement in which this offering circular has been filed with the SEC, before deciding to make an investment in the Company.

Risks Related to the Company’s Business and Industry

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

We were incorporated under the laws of Delaware on September 18, 2014. Accordingly, we have limited history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding client base. We anticipate that our operating expenses will increase for the near future. There can be no assurances that we will ever operate profitably. You should consider the Company’s business, operations and prospects in light of the risks, expenses and challenges faced as an early-stage company.

We have not yet generated sufficient revenues from our operations to fund our activities and are therefore dependent upon external sources for financing our operations. To date, we have depended substantially on Holosfind to fund our operations and there is a risk that we and Holosfind may be unable to obtain the financing, on acceptable terms or at all, necessary to continue our operations.

We may encounter limitations on the effectiveness of our internal controls and a failure of our internal controls to prevent error or fraud may harm our business and holders of Common Stock.

Because we depend on Holosfind and Holosfind Corp., Inc., a Delaware corporation and wholly-owned subsidiary of Holosfind (“Holosfind Corp.”), to provide us with personnel and for the conduct of a significant portion of our administrative operations, we may encounter limitations on the effectiveness of our internal controls over financial reporting, public disclosures and other matters. For example, as a result of our staffing, our processing of financial information may suffer from a lack of segregation of duties, such that journal entries and account reconciliations are not reviewed by someone other than the preparer. If we encounter limitations on the effectiveness of our internal controls and are unable to remediate them, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in an accurate, complete and timely manner. This could harm our business and holders of Common Stock.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

As an issuer of securities under Regulation A, we do not expect to be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. In addition, our independent registered public accounting firm has not assessed the effectiveness of our internal control over financial reporting and will not as a result of this offering be required to assess the effectiveness of our internal control over financial reporting. As a result of the foregoing, for the foreseeable future, there will not be any attestation from us or our independent registered public accounting firm concerning our internal control over financial reporting. As a result, there can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

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We have not yet developed any significant revenue streams in marketing, syndication or consumer subscriptions. Any or all of these revenue streams may not successfully materialize.

We have not yet developed any significant revenue streams. We may not be able to commercialize our brand advertising business model and scale it effectively. In addition, prevailing rates for advertising may fluctuate in ways that are unfavorable to us. Moreover, we may not be successful in acquiring new advertisers. The other revenue streams we anticipate developing, including syndication and consumer subscription services, are yet to be developed and are uncertain in their timing and size.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates, including our “Social Retail” software. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

The development and commercialization of our “Social Retail” software platform is highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Some of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing and thus may be better equipped than us to develop and commercialize proximity marketing solutions. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our Social Retail software platform will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

As a seller of specialty hardware which makes up part of our products, including beacon connectors and smart screens, our business depends on developing and maintaining close and productive relationships with our third party manufacturers.

We depend on our third party manufacturers to sell us quality hardware products at favorable prices. Many factors outside our control, including, without limitation, raw material shortages, inadequate manufacturing capacity, labor disputes, transportation disruptions or weather conditions, could adversely affect our third party manufacturers’ ability to deliver to us quality products at favorable prices in a timely manner. Furthermore, financial or operational difficulties with a particular third party manufacturer could cause such manufacturer to increase the cost of the products or decrease the quality of the products we purchase from it. Manufacturer consolidation could also limit the number of suppliers from which we may purchase products and could materially affect the prices we pay for these products. We would suffer an adverse impact if our third party manufacturers limit or cancel the return privileges that currently protect us from inventory obsolescence. Additionally, as of the date hereof, other than purchase orders relating to the delivery of certain hardware, we have not entered into executed written contracts with our suppliers, including one or more of our major suppliers. The omission of many, if not all, of the restrictive provisions that are usually contained in traditional supply agreements reduces the means available to us to enforce a supplier’s obligations to provide us with hardware we require and perform under the agreement. The absence of contracts with our suppliers, which may typically include confidentiality and intellectual property ownership and protection obligations, also pose a risk of intellectual property theft and misappropriation.

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We rely on our strategic partners, as well as our affiliates, to deploy and promote our Platform, Software and technology in the U.S. and in Europe.

Development of our brand will depend largely on the success of our strategic partners and our affiliates in promoting our products and services in the U.S. and abroad, as well as providing our clients with a high quality experience for users of our technology, which cannot be assured. We expect our strategic partners and our affiliates to devote significant resources to the promotion and marketing of our technology, which is important to promote user adoption and acceptance of our technology. To the extent that our strategic partners do not promote and market our technology or are ineffective in doing so, our efforts to gain broad market acceptance will be materially adversely affected.

We may encounter difficulties in establishing or maintaining strategic relationships.

We intend to expand our operations and market presence by entering into significant additional agreements or other strategic relationships with third parties. Each relationship will involve risks commonly encountered in such relationships, which include, among others:

●	the difficulty of implementing the relationship;

●	the potential disruption of our ongoing business;

●	the potential inability of our management to maximize our financial and strategic position in the relationship;

●	additional operating losses and expenses associated with implementing the terms of the relationship;

●	the maintenance of uniform standards, controls and policies; and

●	the possible impairment of relationships with existing partners, employees or clients.

We operate in several parts of the world (principally the United States, France and Israel) and currently serve customers in the U.S and in Europe through our online stores.

In 2016, approximately 54% of our revenue from online sales of beacons/connectors was attributable to activities in the U.S. In 2017, we expect that 65% of our revenue will be attributable to such sales in the U.S., an increase of 11%, based on our revenue from such online sales during the first two months of the year. Our operations are subject to the effects of global competition and geopolitical risks. They are also affected by local economic environments, including inflation, recession, currency volatility and actual or anticipated default on sovereign debt. Political changes, some of which may be disruptive, can interfere with our supply chain, our customers and all of our activities in a particular location. While some of these global economic and political risks can be hedged using derivatives or other financial instruments and some are insurable, such attempts to mitigate these risks are costly and not always successful, and our ability to engage in such mitigation may decrease or become even more costly as a result of more volatile market conditions.

The Company’s success depends on the experience and skill of the board of directors, its executive officers and key employees of Holosfind Corp.

In particular, the Company is dependent on each of Sylvain Bellaïche, Pierre Martin, and Barry Stone who are respectively, (i) President, Chief Executive Officer and a director, (ii) Secretary, Treasurer, Chief Financial Officer and a director, and (iii) Director of Marketing of the Company. The Company intends to enter into employment agreements with each of Sylvain Bellaïche and Pierre Martin, although there can be no assurance that it will do so. The Company has entered into a management service agreement, dated January 2, 2015, between the Company and Holosfind Corp., pursuant to which Holosfind Corp. shall provide personnel to the Company, among other services (such management service agreement, the “Holosfind Service Agreement”). In connection with the Holosfind Service Agreement, Holosfind Corp. entered into an employment agreement with Barry Stone, pursuant to which Mr. Stone shall be responsible for marketing the Company’s products and services, although there can be no assurance that Mr. Stone will continue to be employed by Holosfind Corp. for a particular period of time. The loss of any of Sylvain Bellaïche, Pierre Martin and Barry Stone, or any member of the board of directors or executive officer, could harm the Company’s business, financial condition, cash flow and results of operations. Each of Mr. Martin and Mr. Stone devote 100% of their time, respectively, working for the Company. Mr. Bellaïche currently splits his time working for the Company and Holosfind, however Mr. Bellaïche intends to devote 100% of his time working for the Company upon the completion of this Offering. If Mr. Bellaïche is not able to devote 100% of his time to the Company, it could be adversely affected by such a diversion of management’s attention.

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We rely on various intellectual property rights, including trademarks, in order to operate our business, and our intellectual property rights are limited..

Holosfind has intellectual property rights in the Software used to run our Platform. The registered trademark to the “Social Retail” logo mark is currently owned by our Chief Executive Officer individually, not by the Company. The Company’s federally registered rights in the logo mark do not include a claim to the right to use “Social Retail” and “A Digital Convergence Platform” apart from the logo mark as shown in that logo mark. Others may seek to use the “Social Retail” name to describe their goods and services and the Company may not have sufficiently strong rights to prevent others from using those names. In addition, in the event that Mr. Bellaïche terminates his relationship with the Company or otherwise exercises a right to limit the use by the Company of such logo mark, the Company may not be able to rely on and exploit the intellectual rights associated with the Company’s “Social Retail” logo mark, Either of these events could have a material adverse effect on our business and on the holders of Common Stock.

The Company has limited intellectual property rights. The Company also has limited intellectual property rights in the beacons and connectors it sells. The Company’s intellectual property rights may not be sufficiently broad or otherwise may not provide us a significant competitive advantage or be able to prevent others from competing with us. In addition, the steps that we have taken to maintain and protect the intellectual property on which we rely may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect such intellectual property or detect or prevent circumvention or unauthorized use of such intellectual property, could adversely impact our competitive position and results of operations. Holosfind Corp. has attempted to include nondisclosure and noncompetition clauses in employment agreements between Holosfind Corp. and its employees that work for us to protect, in part, trade secrets and other intellectual property rights, and we intend to include such clauses in future agreements with any employees that we hire in the future. These agreements may not have been consistently executed. Even when executed, there can be no assurance that these agreements will adequately protect our trade secrets and secure and protect Company intellectual property rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent software and hardware, or that third parties will not otherwise gain access to our trade secrets or intellectual property rights.

As we expand our business, protecting the intellectual property one which we rely will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our trade secrets or intellectual property rights. We may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

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We rely heavily on technology and intellectual property related to our Platform and Software, but we may be unable to adequately or cost-effectively prevent the unauthorized use of such technology or intellectual property, thereby weakening our competitive position and increasing operating costs.

We may not be able to effectively take steps to prevent misappropriation of technology or assets that we use or prevent others from competing with us. The efforts we have taken to protect such technology or assets may not be sufficient or effective, and unauthorized parties may copy aspects of our services, use similar marks or domain names, or obtain and use information, marks, or technology. We may have to litigate to prevent such unauthorized uses, to protect our trade secrets, or to determine the validity and scope of others’ proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

If we are unable to protect the technology, information, processes and know-how on which we rely, the value of our solutions may be diminished, which could have a material adverse effect on our business, financial condition and results of operations.

We rely significantly on proprietary technology, information, processes and know-how that are not subject to patent or copyright protection. We seek to protect this information through trade secret or confidentiality provisions in agreements with other parties, as well as through other security measures. These agreements and security measures may be inadequate to protect the intellectual property on which we rely or deter its misappropriation. Misappropriation of such intellectual property by third parties, or any disclosure or dissemination of our business intelligence by any means, could undermine competitive advantages we currently derive or may derive therefrom. Any of these situations could result in our expending significant time and incurring expense to enforce intellectual property rights. If the protection of such intellectual property is inadequate to prevent unauthorized use or misappropriation by third parties, the value of our solutions, brand and other intangible assets may be diminished and competitors may be able to more effectively offer solutions that have the same or similar functionality as our solutions, which could have a material adverse effect on our business, financial condition and results of operations.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.

Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of our technology and the uncertainty of intellectual property litigation and could divert our management and key personnel from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require us to redesign our products, which would be costly and time-consuming, and/or could subject us to an injunction against development and sale of certain of our products or services. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our product candidates infringe a third party’s proprietary rights. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against as could cause our business to be harmed. We may not be able to assert a counterclaim, or negotiating a license, in response to a claim of intellectual property infringement. In certain of our businesses we rely on third party intellectual property licenses and we cannot ensure that these licenses will be available to us in the future on favorable terms or at all.

Although dependent on certain key personnel of the Company and of Holosfind Corp., the Company currently does not have any key man life insurance policies on any such people.

The Company is dependent on each of Sylvain Bellaïche, Pierre Martin, and Barry Stone in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, in any of Sylvain Bellaïche, Pierre Martin, and Barry Stone die or become disabled, the Company will not receive any compensation to assist with such person’s absence. The loss of any such person could negatively affect the Company and its operations.

8

The Company has indicated that it has engaged in certain transactions with related persons.

We have entered into a service benefits agreement, effective January 6, 2016, with Naïa, a société par actions simplifiée organized in France and wholly-owned subsidiary of the Company (“NAIA”), pursuant to which we provide our Software to NAIA and NAIA sells our products in France, including our Platform and Software (the “Service Benefits Agreement”). See “Interest of Management and Others in Certain Transactions”. The Company has also entered into the Holosfind Service Agreement with Holosfind Corp. pursuant to which Holosfind Corp. shall provide personnel to the Company, among other services.

Each of the Company and Holosfind entered into an investment agreement, dated as of February 25, 2015, with MG Partners II Ltd., a limited liability company incorporated under the laws of Gibraltar (“MGP II”), pursuant to which the Company and Holosfind each agreed, in consideration for up to $2.5 million, to issue securities of the Company and Holosfind to MGP II. On October 31, 2016, the Company and Holosfind entered into a forbearance agreement, as amended, pursuant to which, in consideration for MGP II forbearing to exercise its rights under the Magna Loan (as defined below) and pursuing remedies against the Company and Holosfind until March 31, 2017, the Company and Holosfind agreed to pay MGP II $1.3 million and issue MGP II shares of Common Stock in an amount equal to 9.99% of the outstanding Common Stock on a fully-diluted basis immediately following the listing of the Common Stock on the OTCQX. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and “Interest of Management and Others in Certain Transactions”.

Pursuant to a pledge agreement between the Company, Holosfind and MGP II, Holosfind granted a security interest in certain collateral of the Company, including 30% of our Common Stock, and upon a default under the forbearance agreement, MGP II may foreclose on such collateral.

As described above, each of the Company and Holosfind entered into an investment agreement, dated as of February 25, 2015, with MGP II, pursuant to which the Company and Holosfind each agreed, in consideration for up to $2.5 million to issue securities of the Company and Holosfind to MGP II, and on October 31, 2016, the Company and Holosfind entered into a forbearance agreement, as amended, pursuant to which, in consideration for MGP II forbearing to exercise its rights under the Magna Loan (as defined below) and pursuing remedies against the Company and Holosfind until March 31, 2017, the Company and Holosfind agreed to pay MGP II $1.3 million and issue MGP II shares of Common Stock in an amount equal to 9.99% of the outstanding Common Stock on a fully-diluted basis immediately following the listing of the Common Stock on the OTCQX.

In the event of the Company’s failure to comply with the terms of such forebearance agreement, MGP III can declare a default and seek to foreclose on the Company’s assets and proceed with pursuing remedies against the Company and Holosfind. Additionally, if Holosfind is unable to repay or refinance the indebtedness to MGP II it may be forced to cease operations, which could have a material adverse effect on the Company and the holders of the Common Stock, who may lose their entire investment. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and “Interest of Management and Others in Certain Transactions”.

A significant portion of our operations have been conducted with the assistance of, including the financial assistance of, our parent company, Holosfind.

We are dependent on the continued support of our parent company, Holosfind. A significant portion of our operations has been and will continue to be conducted with the assistance of, including the financial assistance of, Holosfind. Therefore, risks regarding our operations and financial condition are also subject to the risk that Holosfind may reduce its operational or financial support. If the Company fails to generate sufficient sales or is unable to receive cash receipts quickly enough and on a continuing basis, Holosfind may be unwilling or unable to continue assisting us operationally or financially. In any such case, we may be forced to significantly delay, scale back or discontinue our operations.

In order to support our projected operating expenses for the next 12 months, we or Holosfind may need to raise additional capital. Such financing may be expensive and time-consuming to obtain and there may not be sufficient investor or commercial interest to enable us or Holosfind to obtain such funds on attractive terms or at all.

9

Maintaining, extending and expanding our reputation and brand image are essential to our business success.

We seek to maintain, extend, and expand our brand image through marketing investments, including advertising and customer promotions, and product innovation. Increasing attention on marketing could adversely affect our brand image. It could also lead to stricter regulations and greater scrutiny of marketing practices. Existing or increased legal or regulatory restrictions on our advertising, customer promotions and marketing, or our response to those restrictions, could limit our efforts to maintain, extend and expand our brands. Moreover, adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine our customers’ confidence and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

In addition, our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing marketing and technology environment. We increasingly rely on social media and online and mobile dissemination of advertising campaigns. The growing use of social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about us, our brands or our products on social or digital media, whether or not valid, could seriously damage our brands and reputation. If we do not establish, maintain, extend and expand our brand image, then our product sales, financial condition and results of operations could be adversely affected.

Product safety and quality concerns, including concerns related to perceived quality of parts and components, could negatively affect the Company’s business.

The Company’s success depends in large part on its ability to maintain customer confidence in the safety and quality of all its products. The Company has rigorous product safety and quality standards. However, if products taken to market are or become adulterated, the Company may be required to conduct costly product recalls and may become subject to product liability claims and negative publicity, which would cause its business to suffer. In addition, regulatory actions, activities by nongovernmental organizations and public debate and concerns about perceived negative safety and quality consequences of certain parts in our products may erode customers’ confidence in the safety and quality issues, whether or not justified, and could result in additional governmental regulations concerning the marketing and labeling of the Company’s products, negative publicity, or actual or threatened legal actions, all of which could damage the reputation of the Company’s products and may reduce demand for the Company’s products.

We must correctly predict, identify, and interpret changes in consumer preferences and demand, offer new products to meet those changes, and respond to competitive innovation.

Consumer and customer preferences for our products change continually. Our success depends on our ability to predict, identify, and interpret the tastes and habits of customers and to offer products that appeal to consumer preferences. If we do not offer products that appeal to consumers, our sales and market share will decrease. We must distinguish between short-term fads, mid-term trends, and long-term changes in consumer preferences. If we do not accurately predict which shifts in consumer preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline. In addition, because of our varied customer base and market segments, we must offer an array of products that satisfy the broad spectrum of customer preferences and needs. If we fail to expand our product offerings successfully across product categories, or if we do not rapidly develop products in faster growing and more profitable categories, demand for our products could decrease, which could materially and adversely affect our product sales, financial condition, and results of operations.

In addition, achieving growth depends on our successful development, introduction, and marketing of innovative new products and line extensions. Successful innovation depends on our ability to correctly anticipate customer and consumer acceptance, to obtain, protect and maintain necessary intellectual property rights, and to avoid infringing the intellectual property rights of others. Failure to do so could compromise our competitive position and adversely impact our business.

10

Substantial disruption to production at suppliers manufacturing and distribution facilities could occur.

A disruption in production at our suppliers manufacturing facilities could have an adverse effect on our business. In addition, a disruption could occur at the facilities of our suppliers or distributors. The disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and results of operations.

Future product recalls or safety concerns could adversely impact our results of operations.

We may be required to recall certain of our products should they be mislabeled or damaged. We also may become involved in lawsuits and legal proceedings if it is alleged that the use of any of our products causes injury, illness or death. A product recall or an adverse result in any such litigation could have an adverse effect on our business, depending on the costs of the recall, the destruction of product inventory, competitive reaction and consumer attitudes. Even if a product liability or consumer fraud claim is unsuccessful or without merit, the negative publicity surrounding such assertions regarding our products could adversely affect our reputation and brand image. We also could be adversely affected if consumers in our principal markets lose confidence in the safety and quality of our products.

The consolidation of retail customers could adversely affect us.

Retail customers, such as retail chains, supermarkets in our major markets, may consolidate, resulting in fewer customers for our business. Consolidation also produces larger retail customers that may seek to leverage their position to improve their profitability by demanding improved efficiency, lower pricing, increased promotional programs, or specifically tailored products. In addition, larger retailers have the scale to develop supply chains that permit them to operate with reduced inventories or to develop and market their own white-label brands. Retail consolidation and increasing retailer power could adversely affect our product sales and results of operations. Retail consolidation also increases the risk that adverse changes in our customers’ business operations or financial performance will have a corresponding material and adverse effect on us. For example, if our customers cannot access sufficient funds or financing, then they may delay, decrease, or cancel purchases of our products, or delay or fail to pay us for previous purchases, which could materially and adversely affect our product sales, financial condition, and operating results.

We may be unable to manage our growth.

If our technology gains broad market acceptance, we expect to experience rapid and significant growth of our operations, including the number of our employees, especially sales and marketing personnel, the geographic scope of our activities and our service offerings. Any failure to manage growth effectively could harm our business. We may also experience difficulties meeting the public's demand for our technology and products. We cannot assure you that our systems, procedures or controls will be adequate to support the anticipated growth in our operations.

11

Growth rates higher than planned or the introduction of new products requiring special hardware could create higher demand for hardware greater than we can source.

Although we believe that there are alternative third party sources available for our key hardware, there can be no assurance that we would be able to acquire such hardware from substitute third party sources on a timely or cost effective basis in the event that current suppliers could not adequately fulfill orders, which would adversely affect our business and results of operations.

The integration of any future acquisitions or sales may be difficult and disruptive.

Although we or Holosfind may seek to grow our business through strategic acquisitions or sales from time to time in the future, neither we nor Holosfind has immediate plans or current agreements to acquire or sell any companies or businesses. If we acquire or sell companies in the future, however, these acquisitions or sales will be subject to numerous risks commonly encountered in completing and integrating acquisitions and sales, including:

●	diversion of management’s attention from other business concerns, including the implementation of our business strategy;

●	potential disruption of our ongoing business;

●	difficulties associated with assimilating technologies, products, personnel and operations;

●	the assumption of known or unknown liabilities in the acquisition; and

●	loss of key personnel of the acquired company or business.

We may not successfully overcome these risks or any other problems encountered in connection with any future acquisitions or sales.

The loss of our third party distributors or suppliers could impair our operations and substantially reduce our financial results.

We continually seek to expand distribution of our products by entering into distribution arrangements with regional and international distributors having established sales, marketing and distribution organizations. Many distributors are affiliated with and manufacture and/or distribute other similar products. In many cases, such products compete directly with our products. The marketing efforts of our distributors are important for our success. If our brands prove to be less attractive to our existing distributors and/or if we fail to attract additional distributors and/or our distributors do not market and promote our products above the products of our competitors, our business, financial condition and results of operations could be adversely affected.

Distributors may refuse, fail or become unable to make payments to us pursuant to our distribution or supply agreements.

Our future success depends in part on our receiving payments from the sales our products and services by distributors with which we contract or have a relationship, including our affiliate or third party distributors. A distributor may dispute or may be unwilling or unable to make payments to which we are entitled. In such event, we may become involved in a dispute with a distributor regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm the relationship between us and the distributor and could be costly and time-consuming for us to pursue. Additionally, as of the date hereof, we have not entered into executed written contracts with our distributors, any of which may choose to cease distributing our products at any time, including Amazon.com, who may remove our products from being sold on its website at any time. The omission of many, if not all, of the restrictive provisions that are usually contained in traditional distribution agreements reduces the means available to us to enforce a distributor’s obligations to distribute our products and services and perform under the agreement, and this may increase the risk that a distributor may not provide clients with our products and services as negotiated. Payment defaults by or the insolvency or business failure of, distributors could negatively affect our business.

12

Our business is substantially dependent upon the awareness and market acceptance of our products and services. A large portion of our projected revenue will be generated from subscribers to our Platform.

Our business depends on the acceptance of our services and products by both our end clients as well as recipients of advertising. We may be unable to attract or retain potential or current clients, respectively, which could adversely affect our future revenue. Our business model is relatively new and we are often required to spend substantial time and effort educating clients and content providers about our solutions, including providing demonstrations. It may prove difficult to attract and maintain relationships with potential and current clients, respectively, and increasing the efficiency and rates of return from our sales processes. Accordingly, any failure to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results.

Adverse developments with respect to the sale of our products would significantly reduce our net sales and profitability and have a material adverse effect on our ability to maintain profitability and achieve our business plan.

The following factors, among others, could affect continued market acceptance and profitability of our products:

●	the introduction of competitive products;

●	changes in consumer perception about proximity marketing services and offers;

●	the level and effectiveness of our sales and marketing efforts;

●	any unfavorable publicity regarding our products or similar products;

●	any unfavorable publicity regarding the “Social Retail” brand;

●	litigation or threats of litigation with respect to our products;

●	the price of our products relative to other competing products; or

●	regulatory developments affecting the manufacturing, labeling, marketing or use of our products.

If our brand or reputation is damaged, the attractive features of our products and services that we believe that we offer may be discounted by potential clients, which could diminish the value of our business.

We believe that we must establish our Social Retail brand as the leading brand name in our targeted markets in order for our technology and services to be widely adopted by our target client base. Such acceptance will be essential to generate revenues from our products and services. Brand recognition will become increasingly important as more companies, some with well-established brands, offer competing products and services. We expect that we will need to substantially increase our spending on programs and marketing in order to create and perpetuate strong brand loyalty and to ensure that our technology becomes the market standard. We cannot be certain that our efforts will be successful. If our brand or reputation is damaged for any reason, or if we are no longer able to offer attractive products and services, it could have an adverse effect on our business and results of operations.

We may not be able to adapt to new distribution methods and to changes in consumer behavior resulting from these new technologies.

We must successfully adapt to technological advances in our industry, including the emergence of alternative distribution methods for our products and services. Our ability to exploit new distribution methods and viewing technologies will affect our ability to maintain or grow our business and may increase our capital expenditures. Such changes may impact the revenue we are able to generate from our traditional distribution methods. If we fail to adapt our distribution methods and content to emerging technologies, our appeal to our targeted audiences might decline and there would be a materially adverse effect on our business and results of operations.

13

New technologies may make our products and services obsolete or unnecessary.

New and emerging technological advances may adversely impact or eliminate the demand for our products and services. The increasing availability of content on smart devices, the improved video quality of the content on such devices and faster wireless delivery speeds may make individuals less likely to purchase our services. Our success can depend on new product development. The marketing and communications industry is ever-changing as new technologies are introduced. Advances in technology, such as new video formats, downloading or alternative methods of product delivery and distribution channels, such as the Internet, or certain changes in consumer behavior driven by these or other technologies and methods of delivery, could have a negative effect on our business. These changes could lower cost barriers for our competitors desiring to enter into, or expand their presence in, the interactive services business. Increased competition may adversely affect our business and results of operations.

Our business could be adversely affected if there is a decline in advertising and marketing spending.

A decline in the economic prospects of advertisers or the economy in general could cause current or prospective advertisers to spend less on advertising or spend their advertising dollars in other media and delivery solutions. Advertising expenditures also could be negatively affected by (i) increasing audience fragmentation caused by increased availability of alternative forms of marketing activities; (ii) pressure from public interest groups to reduce or eliminate advertising of certain products; (iii) new laws and regulations that prohibit or restrict certain types of advertisements; and (iv) natural disasters, extreme weather, acts of terrorism, political uncertainty or hostilities, because there may be uninterrupted news coverage of such events that disrupts regular ad placement. In addition, marketers’ and advertisers’ willingness to use the Company's services and products may be adversely affected by a decline in user, customer, or audience ratings for our content delivery software.

We indirectly derive a portion of our revenues from the sale of advertising, and a decrease in overall advertising expenditures could lead to a reduction in the amount of advertising that companies are willing to purchase and the prices at which they purchase it.

Expenditures by advertisers tend to be cyclical and have become less predictable in recent years, reflecting domestic and global economic conditions. If the economic prospects of advertisers or marketers worsen (due to current economic conditions or otherwise), such conditions could alter advertisers’ spending priorities. Declines in consumer spending on advertisers’ products due to weak economic conditions could also indirectly negatively impact our revenues, as advertisers may not perceive as much value from advertising if consumers are purchasing fewer of their products or services. As a result, our revenues from advertisers are less predictable.

Security breaches of confidential customer or user information may adversely affect our business.

Our business requires the collection, transmission and sometimes retention of large volumes of client and customer user data, including personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that user data is critical to us. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and user expectations, or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to our data or other breach of our information technology systems could result in fines, legal claims or proceedings.

Our insurance may not provide adequate levels of coverage against claims.

We believe that we maintain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business and results of operations.

14

Our business could suffer if we are unsuccessful in making, integrating, and maintaining commercial agreements, strategic alliances, and other business relationships.

We provide e-commerce and other services to businesses through commercial agreements, strategic alliances, and business relationships. Under these agreements, we enable our clients to offer products or services utilizing our Platform and Software. These arrangements are complex and require substantial infrastructure capacity, personnel, and other resource commitments, which may limit the amount of business we can service. We may not be able to implement, maintain, and develop the components of these commercial relationships, which may include web services, fulfillment, customer service, inventory management, tax collection, payment processing, hardware, content, and third-party software, and engaging third parties to perform services. We also may be subject to claims from businesses to which we provide these services if we are unsuccessful in implementing, maintaining, or developing these services.

As our agreements terminate, we may be unable to renew or replace these agreements on comparable terms, or at all. We may in the future enter into amendments on less favorable terms or encounter parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.

If any of our e-commerce services agreements or arrangements, other commercial agreements or arrangements, or strategic alliances are terminated, this could cause a disruption of our ongoing business, including loss of management focus on existing businesses, and could also cause impairment of other relationships and variability in revenue and income, any of which could adversely affect our business and holders of our Common Stock.

We may not timely identify or effectively respond to consumer trends or preferences, whether involving physical retail, e-commerce retail or a combination of both retail offerings, which could negatively affect our relationship with our customers and the demand for our products and services.

It is difficult to predict consistently and successfully the products and services our customers will demand. The success of our business depends in part on how accurately we predict consumer demand, availability of hardware, the related impact on the demand for existing products and the competitive environment. A critical piece of identifying consumer preferences involves price transparency, assortment of products, customer experience and convenience. These factors are of primary importance to customers and they continue to increase in importance, particularly as a result of digital tools and social media available to consumers and the choices available to consumers for purchasing products online, at physical locations or through a combination of both retail offerings.

If we do not continue to source new products and offer new services, our ability to compete will be undermined, and we may be unable to implement our business plan.

Our ability to compete in the digital marketing industry and to expand into the traditional retail environment depends to a great extent on our ability to develop or acquire new innovative products. If we do not source new products as our existing products mature through their product life cycles, or if we do not develop related families of products under our brands, we will not be able to implement our business plan, and the value of your investment in the Common Stock may decrease.

Our business and results of operations may be adversely affected if we are unable to maintain our customer experience or provide high quality customer service.

The success of our business largely depends on our ability to provide superior customer experience and high quality customer service, which in turn depends on a variety of factors, such as our ability to continue to provide a reliable and user-friendly website interface for our customers, reliable and timely delivery of our products, and superior after sales services. Our sales may decrease if our website services are severely interrupted or otherwise fail to meet our customer requests. Should we or our third-party distributor companies fail to provide our product delivery in a convenient or reliable manner, or if our customers are not satisfied with our product quality, our reputation and customer loyalty could be negatively affected. In addition, we also depend on our call center and online customer service representatives to provide live assistance to our customers. If our call center or online customer service representatives fail to satisfy the individual needs of customers, our reputation and customer loyalty could be negatively affected and we may lose potential or existing customers and experience a decrease in sales. As a result, if we are unable to continue to maintain our customer experience and provide high quality customer service, we may not be able to retain existing customers or attract new customers, which could have an adverse effect on our business and results of operations.

15

Our advertising and marketing efforts may be costly and may not achieve desired results.

We incur substantial expense in connection with our advertising and marketing efforts. Although we target our advertising and marketing efforts on current and potential customers who we believe are likely to be in the market for the products we sell, we cannot assure you that our advertising and marketing efforts will achieve our desired results. In addition, we periodically adjust our advertising expenditures in an effort to optimize the return on such expenditures. Any decrease in the level of our advertising expenditures, which may be made to optimize such return could adversely affect our sales.

Evolving tax, safety or other regulations or failure to comply with existing licensing, labeling, trade, safety and other regulations and laws could have a material adverse effect on our consolidated financial condition.

Our activities, services and products, both in and outside of the United States, are subject to regulation by various federal, state, provincial and local laws, regulations and government agencies, including the United States Immigration and Naturalization Service and the U.S. Federal Trade Commission, as well as similar and other authorities outside of the United States, International Accords and Treaties and others, including voluntary regulation by other bodies. These laws and regulations and interpretations thereof may change, sometimes dramatically, as a result of a variety of factors, including political, economic or social events. We may also regulated with respect to matters such as licensing requirements, trade and pricing practices, tax, advertising and claims, employment practices, and immigration matters. The need to comply with new, evolving or revised tax or other laws or regulations, or new, or changed interpretations or enforcement of existing laws or regulations, may have an adverse effect on our business and results of operations. Further, if we are found to be out of compliance with applicable laws and regulations in these areas, we could be subject to civil remedies, including fines, injunctions, termination of necessary licenses or permits, or recalls, as well as potential criminal sanctions, any of which could have an adverse effect on our business. Even if regulatory review does not result in these types of determinations, it could potentially create negative publicity or perceptions which could harm our business or reputation.

We are also subject to regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. Existing and future laws and regulations may impede our growth. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, electronic contracts and other communications, competition, consumer protection, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services, the design and operation of websites and the characteristics and quality of products and services. It may not always be clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Jurisdictions may regulate consumer-to-consumer online businesses, including certain aspects of our seller programs. Unfavorable regulations and laws could diminish the demand for our products and services and increase our cost of doing business.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with our clients and other third parties may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our products, services or other contractual obligations. The term of these indemnity provisions generally survives termination or expiration of the applicable agreement. Large indemnity payments would harm our business, financial condition and results of operations. In addition, any type of intellectual property lawsuit, whether initiated by us or a third party, would likely be time consuming and expensive to resolve and would divert management’s time and attention.

16

If we fail to maintain or expand our relationships with our suppliers, we may not have adequate access to new or key technology necessary for our products, which may impair our ability to deliver leading-edge products.

In addition to the technologies we develop, our suppliers develop product innovations at our direction that are requested by our customers. Further, we rely heavily on our hardware suppliers to provide us with leading-edge components that conform to required specifications or contractual arrangements on time and in accordance with a product roadmap. If we are not able to maintain or expand our relationships with our suppliers or continue to leverage their research and development capabilities to develop new technologies desired by our customers, our ability to deliver leading-edge products in a timely manner may be impaired and we could be required to incur additional research and development expenses. Also, disruption in our supply chain or the need to find alternative suppliers could impact the costs and/or timing associated with procuring necessary products, components and services. Similarly, suppliers have operating risks that could impact our business. These risks could create product time delays, inventory and invoicing problems, staging delays, and other operational difficulties.

We must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change.

Technical developments, customer requirements, programming languages, and industry standards change frequently in our markets. As a result, success in current markets and new markets will depend upon our ability to enhance current products, address any product defects or errors, acquire or develop and introduce new products that meet customer needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. We may not have sufficient resources to make necessary product development investments. We may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. We may also experience technical or other difficulties in the integration of acquired technologies into our existing products and services. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before we do, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

Cyclical and seasonal fluctuations in the economy, in internet usage and in traditional retail shopping may have an effect on our business.

Both cyclical and seasonal fluctuations in internet usage and traditional retail seasonality may affect our business. Internet usage generally slows during the summer months, and usage typically increase significantly in the fourth quarter of each year. These seasonal trends may cause fluctuations in our quarterly results, including fluctuations in revenues.

17

The products we sell are advanced, and we need to rapidly and successfully develop and introduce new products in a competitive, demanding and rapidly changing environment.

To succeed in our intensely competitive industry, we must continually improve, refresh and expand our product and service offerings to include newer features, functionality or solutions, and keep pace with price-to-performance gains in the industry. Shortened product life cycles due to customer demands and competitive pressures impact the pace at which we must introduce and implement new technology. This requires a high level of innovation by both our software developers and the suppliers of the third-party hardware components included in our systems. In addition, bringing new solutions to the market entails a costly and lengthy process, and requires us to accurately anticipate customer needs and technology trends. We must continue to respond to market demands, develop leading technologies and maintain leadership in analytic data solutions performance and scalability, or our business operations may be adversely affected.

We must also anticipate and respond to customer demands regarding the compatibility of our current and prior products. These demands could hinder the pace of introducing and implementing new technology. Our future results may be affected if our products cannot effectively interface and perform well with software products of other companies and with our customers’ existing IT infrastructures, or if we are unsuccessful in our efforts to enter into agreements allowing integration of third-party technology with our database and software platforms. Our efforts to develop the interoperability of our products may require significant investments of capital and employee resources. In addition, many of our principal products are used with products offered by third parties and, in the future, some vendors of non-Company products may become less willing to provide us with access to their products, technical information and marketing and sales support. As a result of these and other factors, our ability to introduce new or improved solutions could be adversely impacted and our business would be negatively affected.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

Like others in our industry, we continue to face advanced and persistent attacks on our information infrastructure where we manage and store various sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

Risks Related to this Offering and our Common Stock

There has been no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

 Prior to this Offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this Offering will be agreed between us and the Agent based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be agreed between us and the Agent based on a number of factors, and may not be indicative of prices that will prevail following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

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Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

●	actual or anticipated variations in our periodic operating results;

●	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We may not satisfy the initial listing standards of OTC Markets Group Inc. and, even if we do, we may experience a delay in the initial trading of our Common Stock on the over-the-counter market operated by OTC Markets Group Inc.

Prior to this offering, there has been no public market for our Common Stock. We intend to apply to list our Common Stock on the OTCQX over-the-counter market operated by OTC Markets Group Inc. under the symbol “DSRN” and anticipate quotation on the OTCQX to begin following the termination of this Offering. There is no guarantee that we will be able to sell a sufficient number of shares to raise this amount of Offering proceeds. Assuming we sell a sufficient number of shares to list on the OTCQX, we expect trading to commence following the Termination Date. The OTCQX is not a stock exchange and there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock traded on the OTCQX than another national exchange, which may lead to lower trading prices for our Common Stock.

The OTCQX may delist our Common Stock from trading on its exchange, which could limit stockholders’ ability to trade our Common Stock.

In the event we are able to list our Common Stock on the OTCQX, the OTCQX will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

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Our shares of Common Stock are subject to the penny stock rules, which makes it more difficult to trade such shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the OTCQX and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

There is no guarantee that subscribers in this Offering will receive a return on their investment.

There is no assurance that a subscriber will realize a return on his, her or its investment or that his, her or its entire investment will not be lost. For this reason, each subscriber should carefully read our offering statement, this offering circular and the exhibits to the offering statement in which this offering circular has been filed with the SEC, and should consult with his, her or its own attorney and business advisor prior to making any investment decision with respect to our Common Stock.

The Company has the right to extend the Offering deadline for a period of thirty (30) days from the Offering deadline.

The Company may extend the Offering deadline for a period of thirty (30) days beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise funds even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached, at which time it will be returned to you without interest or deduction, or the Company receives closes the Offering, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Common Stock will be issued and distributed to you.

Your ownership of the shares of stock may be subject to dilution.

Owners of Common Stock do not have preemptive rights. If the Company conducts subsequent offerings of Common Stock or securities convertible into Common Stock, issues shares pursuant to a compensation or distribution reinvestment plan, or otherwise issues additional securities, investors who purchase shares of Common Stock in this Offering but who do not participate in other stock issuances may experience dilution in their percentage ownership of the Company’s outstanding shares of Common Stock. Furthermore, holders of Common Stock may experience a dilution in the value of their shares depending on the terms and pricing of any future share issuances (including the shares being sold in this Offering) and the value of the Company’s assets at the time of issuance.

If you purchase shares of Common Stock sold in this offering, you will incur immediate and substantial dilution.

If you purchase shares of Common Stock in this offering, you will incur immediate and substantial dilution in the amount of $[__] per share because the public offering price of $[__] is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased their shares. See “Dilution.”

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The shares of Common Stock will be equity interests in the Company and will not constitute indebtedness.

The shares of Common Stock will rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, for which principal and interest would customarily be payable on specified due dates, there will be no specified payments of dividends with respect to the Common Stock. Dividends are payable only if, when and as authorized and declared by the Company and depend on, among other matters, the Company’s historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors the Company’s board of directors deems relevant at the time. In addition, the terms of the Common Stock will not limit the amount of debt or other obligations the Company may incur in the future. Accordingly, the Company may incur substantial amounts of additional debt and other obligations that will rank senior to the Common Stock. There can be no assurance that we will ever provide liquidity to subscribers through either a sale of the Company. There can be no assurance that any form of merger, combination, or sale of the Company will take place, or that any merger, combination, or sale would provide liquidity for subscribers.

The Company does not anticipate paying any cash dividends on its Common Stock for the foreseeable future.

The Company currently intends to retain future earnings, if any, for the foreseeable future, to repay indebtedness and to support its business. The Company does not intend in the foreseeable future to pay any dividends to holders of its shares of Common Stock.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a substantial portion of the net proceeds from this Offering for our general operations, working capital needs and to pay MGP II in connection with the Forbearance Agreement. See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Legal challenges brought by certain states against Regulation A could result in a court striking down Regulation A in whole or in part. Were this to occur, offers and sales made under Regulation A could be subject to rescission or other legal complications or uncertainties. In the case of rescission, investors who bought and have held our securities would have to take action to rescind their purchases from the Company, and investors who have bought and resold our shares could face rescission actions from the persons to whom they sold their shares.

On March 25, 2015, the SEC adopted a final rule that made numerous amendments and revisions to the previously existing Regulation A exemptions from registration under the Securities Act. This Offering is being conducted under that amended Regulation A. On May 22, 2015, certain U.S. state securities commissioners sued the SEC in federal court, seeking to have the final rules overturned. The state commissioners claimed that the SEC had overstepped its authority and wrongfully preempted state regulatory powers by adopting Regulation A. On June 14, 2016, the D.C. Circuit Court of Appeals upheld the amendments to Regulation A. However, it is unclear whether the state commissioners will continue their challenge to Regulation A.

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If the state commissioners were to continue their challenge and if they were to prevail, some or all of the provisions of Regulation A, as amended, could be stricken down. If Regulation A were stricken down in whole or in part, depending on the sections stricken down, prior offers and sales of securities under Regulation A could be subject to legal challenges, complications and uncertainties. In particular, sales of shares made in this Offering could be subject to challenge based on the court’s ruling. For example, it could be the case that sales of share made in this Offering would be subject to rescission actions brought by the then-current holders of the shares. Investors who bought and have held our securities would have to take action to rescind their purchases from the Company; and investors who have bought and resold our shares could face rescission actions from the persons to whom they sold their shares.

There is no assurance that Regulation A will survive, in whole or in part, the legal challenges that have been brought against it.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company’s current business plan. Each prospective subscriber is encouraged to carefully analyze the risks and merits of an investment in the Common Stock and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

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DILUTION

The difference between the public offering price per share of our Common Stock in this Offering and the pro forma net tangible book value per share of our Common Stock immediately after this Offering constitutes dilution to investors in this Offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of our Common Stock. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares of our Common Stock being offered in this Offering. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares of our Common Stock held by our existing stockholders. The following tables compare the differences of your investment in our shares of our Common Stock with the investment of our existing stockholders.

Our net tangible book value prior to the Offering is $[___], or $[___] per share of our Common Stock. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our Common Stock outstanding.

As of March 31, 2017 the net tangible book value of our shares of Common Stock was $[____] or $[____] per share based upon 2,575,001 shares outstanding.

After giving effect to our sale in the Offering of 2,000,000 shares of Common Stock at the Offering price of $[___] per share, our pro forma net tangible book value would be approximately $[__], or $[__] per share of Common Stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $[__] per share to our existing stockholders and an immediate dilution of $[__] per share to investors purchasing shares of our Common Stock in the Offering.

The following table illustrates the dilution to purchasers of our Common Stock in this Offering on a per-share basis:

	If 100% of shares of Common Stock are sold		If 75% of shares of Common Stock are sold		If 50% of shares of Common Stock are sold		If 25% of shares of Common Stock are sold
Offering price per share	$	[__]	$	[__]	$	[__]	$	[__]
Net tangible book value (prior to Offering)	$	[__]	$	[__]	$	[__]	$	[__]
Increase in pro forma net tangible book due to Offering	$	[__]	$	[__]	$	[__]	$	[__]
Pro forma net tangible book value per share after the Offering	$	[__]	$	[__]	$	[__]	$	[__]
Dilution in pro forma net tangible book value per share to purchasers in this Offering	$	[__]	$	[__]	$	[__]	$	[__]

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Plan of Distribution

We have engaged Oberon Securities, LLC as the agent (the “Agent”) to offer Common Stock to prospective investors in the United States on a best efforts basis without any minimum target. We will post a notice of the closing date in advance on our website, www.digitalsocialretail.com. We intend to enter into a placement agency agreement with the Agent setting forth the definitive terms and conditions of such sale of the Common Stock on or immediately prior to the date on which the SEC initially qualifies the offering statement for this Offering (the “Qualification Date”).

This Offering will terminate on [_____], 2017, subject to extension for up to thirty (30) days with the mutual agreement of us and our Agent, as defined below (the “Termination Date”). Until the Termination Date, the proceeds for the Offering will be kept in an escrow account. Upon achievement of the maximum Offering amount and the closing on such amount, the proceeds from the Offering amount will be distributed to the Company and the associated Common Stock will be issued to the investors in such shares of Common Stock. If the Offering does not close, all proceeds for the offering will be promptly returned to investors, without deduction and generally without interest. A subscriber in the Offering has no right to a return of their funds before the closing of the Offering once a subscriber has executed the Offering and subscription documents in connection with this Offering. Wilmington Trust, N.A. will serve as the escrow agent in connection with this Offering and will be paid $3,500 as compensation for serving as escrow agent in connection with this Offering.

The Escrow Account will be opened immediately prior to the Qualification Date and will remain open until the Offering terminates, or if the Initial Closing occurs, until the last Additional Closing date(s). We will notify subscribers who have previously committed funds to purchase the Common Stock of any such extension by email and will post a notice of the extension on our website, www.digitalsocialretail.com.

We intend to apply to have our Common Stock accepted for eligibility with the Depository Trust Company (“DTC”), so DTC may act as securities depository for the shares of Common Stock. Once our Common Stock is deemed an eligible security by DTC, the Common Stock will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Shares of Common Stock will be represented by one or more book-entry certificates deposited with DTC and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

The Escrow Agent will notify the Agent when the maximum Offering amount has been met. If, on [_____], 2017, or the end of the thirty (30) day extension, if exercised, a closing of the Offering does not occur, then all investor funds that were deposited into the Escrow Account (including funds received under both the Subscription Process and the Brokerage Account Process, if any) will be returned promptly to investors and the Offering will terminate. The Agent will not accept or handle any funds. The Offering of the shares of Common Stock is subject to receipt and acceptance by the Company and Escrow Agent, and subject to the right of the Company to reject any subscription in whole or in part, for any reason or no reason, in its sole discretion.

Prospective investors must read and rely on the information provided in this offering circular in connection with any decision to invest in the Company.

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Escrow Agreement with Escrow Agent

The gross proceeds of this Offering will be deposited into an escrow account established by us at Wilmington Trust, N.A. and will be released to us upon the closing of this Offering.

Placement Agency Agreement with Agent

Oberon Securities, LLC has agreed to act as our exclusive placement agent in connection with the Offering pursuant to the terms and conditions of a placement agency agreement. The Agent is not purchasing or selling any Common Stock offered by this offering statement, and is not required to arrange for the purchase or sale of any specific number or dollar amount of Common Stock in connection with this Offering. The Agent will use its reasonable best efforts to arrange for the sale of such Common Stock in connection with this Offering. We will enter into subscription agreements directly with the investors which will purchase Common Stock in this Offering. The Agent may retain one or more sub-agents or selected dealers in connection with the Offering.

Pursuant to a letter agreement, dated February 3, 2016, between the Agent and the Company (the Letter Agreement”), we have agreed to pay to the Agent a cash fee equal to seven percent (7%) of the aggregate gross proceeds from the sale of the Common Stock in the Offering. In addition, upon consummation of the Offering, we have agreed to grant the Agent warrants to purchase an amount equal to two percent (2%) of the shares of Common Stock of the Offering, which warrants shall be exercisable at price of equal to the price paid by subscribers in this Offering, have five (5) year terms and have a cashless exercise option. Such fees shall be due to the Agent upon the consummation of an Offering either during the term of the Letter Agreement or twelve (12) months from the date of termination of such agreement. The Company has also granted the Agent the option to elect to receive all of its fees due in connection with the Offering in shares of Common Stock, in lieu of cash. The Company has provided the Agent with a retainer of $10,000 in cash, with such retainer to offset against the fees described above upon consummation of the Offering. The Company has agreed to reimburse the Agent, upon Agent’s request, with an expense allowance of up to $500 (which may be increased with the Company’s written consent) for its out-of-pocket expenses in connection with this offering, including counsel fees. We estimate total expenses of this Offering, excluding the Agent fees, will be approximately $685,000. The following table shows the per share and total fees we will pay to the Agent assuming the sale of all of the shares of Common Stock offered pursuant to this offering circular.

The following table shows the per share and total Agent’s commissions to be paid to the Agent assuming the maximum Offering amount is sold and placed in its entirety by the Agent.

	Per Share		Total (Without Over-Allotment)	Total (With Over-Allotment)
Price to public	$	[___]	$7,000,000	$7,300,000
Agent’s discount and commissions payable by us(1)		$0.07	$490,000	$511,000
Proceeds, before expenses, to us	$	[___]	$6,510,000	$6,789,000

(1) The Agent’s discount and commissions do not include expense reimbursement fees paid to the Agent.

This Offering is made only by means of this offering circular, and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our Common Stock.

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Over-Allotment Option

We have granted the Agent an over-allotment option. This option, which is exercisable for up to thirty (30) days after the date of this offering circular, permits the underwriters to purchase a maximum of 300,000 additional shares of Common Stock from us, to cover over-allotments, if any, provided that such option will be exercisable only to the extent that the exercise of the option does not cause the aggregate offering price of the Common Stock in this Offering to exceed $20 million. If the Agent exercises all or part of this option, it will be obligated to purchase its proportionate number of shares covered by the option at the public offering price that appears on the cover page of this offering circular, less the Agent’s discount.

State Blue Sky Information

We intend to offer and sell our securities in this offering to retail customers in every state in the United States plus the District of Columbia and Puerto Rico. In each of the foregoing jurisdictions, we have made filings where required in respect of our intentions to make offers and sales there.

Following this Offering, we intend to comply with the ongoing reporting requirements of Regulation A of the Securities Act. We believe that our securities may be eligible for resale in various states without any notice filings or fee payments based upon the availability of applicable exemptions from such states’ registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

The various states and other jurisdictions can impose fines on us or take other regulatory actions against us if we fail to comply with their securities laws. Although we are taking steps to help insure that we will conduct all offers and sales in this offering in compliance with all Blue Sky laws, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we do not achieve compliance.

Foreign Restrictions on Purchase of Shares of Common Stock

We have not taken any action to permit a public offering of Common Stock outside the United States or to permit the possession or distribution of this offering circular outside the United States. Our Common Stock may not be offered or sold, directly or indirectly, nor may this offering circular or any other offering material or advertisements in connection with the offer and sale of our securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this offering circular must inform themselves about and observe any restrictions relating to this offering and the distribution of this offering circular in the jurisdictions outside the United States relevant to them.

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Canada

Each purchaser of Common Stock that is resident in Canada or otherwise subject to the requirements of Canadian securities laws in connection with its purchase will be deemed to have represented and warranted to the issuer and the underwriters that it is: (i) an “accredited investor” as defined in National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators (other than an “accredited investor” relying on subsection (j), (k) or (l) of the definition of that term) and, if relying on subsection (m) of the definition of that term, is not a person created or being used solely to purchase or hold securities as an accredited investor, (ii) a “permitted client” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations and (iii) either purchasing the securities as principal for its own account or is deemed to be purchasing Common Stock as principal by applicable law. Each such purchaser further acknowledges that the Common Stock have not been and will not be qualified for sale to the public under applicable Canadian securities laws and that any resale of Common Stock must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of those laws.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), from and including the date on which the European Union Prospectus Directive (the ‘‘EU Prospectus Directive’’) was implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) an offer of Common Stock described in this offering circular may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of Common Stock described in this offering circular may be made to the public in that Relevant Member State at any time:

●	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

●	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this offering circular shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of securities to the public’’ in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Germany

This offering of Common Stock is not a public offering in the Federal Republic of Germany. The securities may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), as amended, and any other applicable German law. No application has been made under German law to publicly market the securities in or out of the Federal Republic of Germany. The Common Stock are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this offering circular is strictly for private use and the Offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The Common Stock will only be available to persons who, by profession, trade or business, buy or sell Common Stock for their own or a third-party’s account.

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United Kingdom

No offer of Common Stock has been made or will be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Conduct Authority. Each underwriter: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to us; and (ii) has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to Common Stock in, from or otherwise involving the United Kingdom.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the Offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our Common Stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our Common Stock without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our Common Stock must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Kuwait

Unless all necessary approvals from the Kuwait Capital Markets Authority (“CMA”) pursuant to Law No. 7/2010, its Executive Regulations and the various Resolutions and Announcements issued pursuant thereto or in connection therewith have been given in relation to the marketing of, and sale of, our Common Stock, these may not be offered for sale, nor sold in the State of Kuwait (“Kuwait”). Neither this offering circular nor any of the information contained herein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

With regard to the contents of this document, we recommend that you consult a party licensed by the CMA to conduct securities activities in Kuwait and specialized in giving advice about the purchase of Common Stock before making the subscription decision.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulation issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of Common Stock offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

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USE OF PROCEEDS

We expect to raise up to a maximum of $7,000,000 of proceeds from the sale of Common Stock offered in this Offering, assuming the sale of 2,000,000 shares of Common Stock at an offering price of $[___] per share. We will receive all of the proceeds raised, after deducting the Agent’s discount and estimated offering expenses payable by us. Offering expenses, which we estimate will be approximately $685,000, will be paid by the Company out of the proceeds received from this Offering. If the Agent exercises its over-allotment option in full, we estimate that the net proceeds will be approximately $6,789,000, after deducting the Agent’s discount and estimated offering expenses payable by us.

This Offering is being conducted to raise money for our general operations and working capital needs, which may include payments to officers of the Company and its subsidiaries and affiliates. Such net proceeds of this offering will be allocated based on the company’s priorities as follows, with such amounts based on the event that the Maximum Amount is raised (assuming no exercise of the underwriters’ over-allotment option):

		% of Proceeds Raised	Maximum Amount

●	General working capital	3%	$225,000

●	Repayment of debt	11%	$750,000

●	Research and development	17%	$1,200,000

●	Equipment purchases	1%	$40,000

●	Repayment of obligations in arrears	1%	$35,000

●	Marketing	23%	$1,600,000

●	Sales department	39%	$2,700,000

●	Reserve fund (unallocated)	6%	$450,000

●	Total	100%	$7,000,000

All possible uses are geared towards the development, technological and commercial, of the Company's services and products, including the Platform and Software. The factors relevant to the Company’s use of the proceeds include, but are not limited to, the technological advances of the IoT industry, the Company’s market share versus its competitors, and the early successes in the industry segments that the Company has decided to pursue.

There can be no assurance as to the total amount of proceeds we will ultimately raise in this Offering. Because the Offering is being made on a best efforts basis and without a minimum Offering amount, our Company may close the Offering at any level of proceeds raised. In addition, we do not expect to substantially change our priorities for the use of proceeds based on the level of proceeds raised. Depending on future events, we may determine at a later time to use our net proceeds from this Offering for different purposes. We cannot assure you that, pending their use, the proceeds will be invested to yield a favorable return. Given the current, early stage of our business, in which we have entered into agreements with distributors, including our affiliates, to distribute our technology, we expect to spend most of any proceeds raised to market and promote the adoption of our Software and Platform technology.

In order to support our general operations and working capital needs for the next 12 months, we may need to raise additional capital. Such financing may be expensive and time-consuming to obtain, and there may not be sufficient investor or commercial interest to enable us to obtain such funds on attractive terms or at all. See “Risk Factors”. If the net proceeds of this Offering, after expenses, exceed $5,000,000, we anticipate that such proceeds (along with forecasted revenues from our existing business) will be sufficient to support our plan of operations for at least the ensuing 12 months.

In the next 12 months following the commencement of the Offering, we plan to increase the Company’s revenue by devoting a large portion of the proceeds raised in this Offering to our sales and marketing efforts. Such efforts include hiring additional sales people, increasing our online marketing strategies, and continuing to upgrade our Platform and Software.

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Each of the Company and Holosfind have entered into an investment agreement, dated as of February 25, 2015 (the “Investment Agreement”), with MG Partners II Ltd., a limited liability company incorporated under the laws of Gibraltar (“MGP II”), pursuant to which the Company and Holosfind each agreed, in consideration for up to $2.5 million, (i) to issue to MGP II (a) 10,000 senior secured bonds of Holosfind, priced at $100 each and redeemable one year from the initial closing date (subject to certain exceptions) of the Investment Agreement, in the principal amount of $1 million (as converted to Euros on such closing date) (the “Bonds”); (b) 75,000 shares of Common Stock, which shares of Common Stock were subject to a right of demand granted to MGP II by Holosfind and the Company to be (x) purchased by the Company or Holosfind from MGP II for $150,000 in cash, (y) exchanged for a convertible promissory note in the principal amount of $150,000, convertible into shares of Common Stock (the “Put Note”), or (z) exchanged for shares of Holosfind capital stock with an aggregate value of $150,000 (as converted into Euros), with each such share of Holosfind capital stock to be issued to MGP II for 80% of the average volume weighted average trading price (calculated on the basis of the trading prices published on the NYSE Euronext website) of an ordinary share of Holosfind in the five trading days immediately preceding the date on which such shares were exchanged; (c) the option to purchase $1.35 million of Series A Convertible Preferred Stock of the Company, par value $0.001 per share, with a state value of $1.00 per share (the “Preferred Stock”); and (d) a warrant to purchase 1,210,016 shares of common stock of Holosfind, and (ii) to issue to MGP II, on a subsequent closing date, warrants to purchase additional capital stock of the Company, which warrants shall have a value of $337,000. MGP II did not exercise its option under the Investment Agreement and the subsequent closing did not occur. As security for the repayment of the Bonds, Holosfind and the Company entered into a pledge agreement, dated as of February 25, 2015, with MGP II, pursuant to which MGP II was granted a security interest in certain collateral of the Company, including 50% of Holosfind’s ownership interest in the Company, equivalent to 30% of the outstanding Common Stock on a fully diluted basis, currently owned or thereafter acquired (the “Pledge Agreement”, and collectively with the Investment Agreement, the “Magna Loan”).

On April 14, 2016, MGP II provided notice to the Company and Holosfind that Holosfind and the Company were in default of each of the Investment Agreement and Pledge Agreement. On October 31, 2016, the Company and Holosfind entered into a forbearance agreement, as subsequently amended on December 16, 2016, January 19, 2017 and February 7, 2017 (as amended, the “Forbearance Agreement”), pursuant to which, in consideration for MGP II forbearing to exercise its rights under the Magna Loan and pursuing remedies against the Company and Holosfind until March 31, 2017, the Company and Holosfind agreed to (i) pay MGP II $1.3 million upon the closing of this Offering, (ii) issue MGP II shares of Common Stock in an amount equal to 9.99% of the outstanding Common Stock on a fully-diluted basis immediately following the listing of the Common Stock on the OTCQX (or other Eligible Market as defined in the Forbearance Agreement) (iii) provide MGP II with evidence of a registration statement filed with the SEC on or before February 17, 2017 for the registration of the Common Stock and (iv) enter into a leak-out agreement with MGP II with respect to such shares of Common Stock in a form mutually agreeable to the parties of the Forbearance Agreement.

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DESCRIPTION OF BUSINESS

Overview

The Company is an operator and provider of a digital convergence platform (the “Platform”) that runs cloud-based software called “Social Retail” (the “Software”). Through the Platform, our clients, which include businesses, organizations, schools and technologically advanced, or “smart”, cities, can use the Software to manage marketing campaigns from a single location in real time. The Software is a form of convergence software that enables our clients to manage in real time the proximity marketing and communication campaigns of all of their stores or locations from a single computer or device. Using the Platform, our clients can seamlessly update all their screens or mobile push notifications with new content, videos, images and text. Regardless of whether a client has one screen on which to advertise its product, or one thousand, these can be managed all from one computer. Just as the Internet of Things (IoT) describes the internetworking of physical devices, buildings and other items using embedded electronics, software or other sensors to enable these objects to collect and exchange data, our Platform and Software connects shops, banks, cities, towns, universities, transportation hubs, real estate firms and restaurants to their target audiences. Together with hardware devices manufactured by third party vendors, our products and services provide our clients with the ability to efficiently deliver tailored content and information to consumers.

Digital Social Retail, Inc., a Delaware corporation (the “Company”), was formed on September 18, 2014 and began operations in January 2015, having been spun out of Holosfind. The Company also conducts business through its website (www.digitalsocialretail.com). Holosfind is a digital marketing agency located in Paris, France, and founded by the Company’s current President, Sylvain Bellaïche, in 1996. Mr. Bellaïche currently serves as President of Holosfind as well. Holosfind’s business is and has always been to generate advertising foot traffic for its clients and supply digital real estate, such as websites, social media handles and other free social networking programs. Prior to the Company’s inception until September 2014, Holosfind developed the proprietary technology behind the Software and Platform. Currently, Holosfind owns the intellectual property associated with the Software and the Platform. It intends to transfer such intellectual property to the Company in the near future. As the Company has only recently begun operations, it has to date relied substantially on Holosfind and its wholly-owned subsidiary formed in 2005, Holosfind Corp., for logistical, personnel and general management support. See “Interest of Management and Others in Certain Transactions”. The Company also relies on Holosfind and the Company’s subsidiary, NAIA, to distribute its Software and the Company’s other products and services throughout Europe. See “Interest of Management and Others in Certain Transactions”. The Company is the sole stockholder of NAIA, which distributes the Company’s products in France under a Services Benefits Agreement, and is a majority interest in SDK Invest, Inc., a Delaware corporation incorporated in November 2015, formed to invest in companies involved in similar industries as the Company, such as the proximity-marketing industry. See “Interest of Management and Others in Certain Transactions”.

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The Software and Platform

The Platform is a powerful, browser-based user-friendly interface that runs our Software, which enables chain retailers and other venues (such as cities, university campuses, transportation hubs and real estate locations) to manage in real time the proximity marketing and communication campaigns of all of their stores or locations from a single computer. Using the Platform, which features a drag-and-drop interface, our clients are able to manage all social, mobile and in-site media beacon proximity messaging, in store digital signage and audio, as well as connect customers with a client’s specific loyalty program through the Platform. The picture below illustrates the Platform Dashboard, where clients can upload and schedule advertisement campaigns to be integrated with digital signage:

Our Software and hardware enables our clients to combine connector technology and digital signage to create a more effective marketing tool. Our services can generally be categorized as the combination of a four integrated components, each of which could be purchased from us and utilized by clients, separately or in combination, to more efficiently target communications and market products and services. Our clients have the option to purchase our Software, Social Retail connectors, and digital signage hardware and may use each product and service independently, or together, to achieve their advertising objectives. We believe that in today’s world, where everyday objects are evolving to become further interconnected to individuals and other objects via embedded Internet-connected technology, we can provide clients with added value:

●	Social Retail Connectors: Connectors are sensors embedded within a device that can interact with mobile or other devices using low-energy Bluetooth® signals (Bluetooth Low Energy (BLE) signals). We offer proximity-based connectors (which are manufactured by third party suppliers), that are capable of providing content, such as a coupon, public safety message or a flash sale or discount message, to customers when they are inside, or nearby, a client’s physical location to attract or retain foot-traffic. We offer a variety of different types of connectors to meet the location needs of clients. Clients can broadcast their marketing campaigns and push time-sensitive special offers to customers or passers-by. Our Social Retail mobile application, which is accessible on iPhone and Android mobile devices allow our clients, and end-users (client customers), to receive proximity-based notifications on such devices. We also provide our clients with the option to integrate our Social Retail application into their own mobile applications.

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●	Digital Signage: We offer digital signs that provide our clients with the ability to seamlessly update any and all of their screens with new content, videos, images and text. Using the Platform, clients are able to manage the content of their screens from one centralized, remote customer management system (CMS) screen. Our Software and Platform is compatible with Samsung SMART Signage Platform (SSP) screens and LG screens, which are manufactured by Samsung and LG, respectively, and from whom we purchase our physical screens.

●	Bluetooth® and Wi-Fi Technology: Clients can push notifications to customer devices using our Social Retail Connectors and digital signage via Bluetooth® and Wi-Fi technology without the need for a mobile application, which provides businesses, customers and nearby foot-traffic with fast and free Internet and device connectivity. We provide our clients with Wi-Fi technology and assist them with the installation process upon request. The digital signage can be displayed through mobile screen messaging triggered by BLE beacons communicating with mobile devices running Bluetooth®.

●	Analytics: Using the technology above, our Social Retail Analytics tool tracks consumer and user data generated by their activities, so our clients can evaluate and optimize their digital marketing and proximity communication campaigns. Among other things, this analytical tool can track the number of notifications sent & opened, the average time a customer spends in a store, the locations with the heaviest foot traffic, the amount of subscribers to loyalty program, a customer’s average basket. The tool also provides real-time updates on this information and can be adjusted to display results over a customized range of dates. Below is an illustration of the Platform’s analytics tool:

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The Company markets its Software in two ways: (i) by means of an interface that is sold via an SaaS (Software as a Service) online business model, under which the Company sells its Software online (either as a monthly or yearly subscription), and (ii) through a direct salesforce that markets our products and services to larger corporate accounts in several industries. We offer our Software and hardware according to various pricing tiers and combinations, so clients can pick and choose how they would like to integrate our technology to serve their purpose. Our client base includes small and medium size businesses in the retail, smart city, medical, educational, sports, restaurant, hospitality and real estate industries. The Company sells its products through direct sales, and online through its website, ibeaconstore.com and on Amazon.com.

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Below are a few examples of how the types of client we target could integrate our Platform and Software with their business and professional activities:

●	Retail Locations and Malls: Our integrated retail solution can help clients drive more foot traffic into stores, improve a customer’s in-store experience and build a client loyalty program; our beacons allow clients to track a customer’s entire journey through their store through a customer’s mobile device. Our CMS and ad serving technology allows clients to manage digital signage and push loyalty program signups to customers at checkout locations, capturing subscribers when they are most likely to join.

●	Smart Cities: We offer smart cities (or other locations equipped with smart technology, such as airports or subway systems) the ability to increase revenue for businesses in targeted locations by (i) creating easy navigation for visitors using digital signage and smartphone notifications; (ii) providing information or pushing offers, deals and discounts directly to visitor phones as they pass by landmarks or businesses; (iii) providing public services announcements and travel guides; and (iv) provide updates on arrival times and public transportation delays.

●	Schools and Universities: We offer schools and universities the chance to improve campus activity and grab the attention of students, faculty and other campus visitors by (i) modernizing the look of a campus through digital signage; (ii) helping students find their next class via indoor navigation; (iii) providing class schedule information and updates; (iv) checking class attendance; (v) notifying and locating students and their parents in case of an emergency (vi) send alerts when a teacher is absent; (vii) distributing calendars of campus events; (viii) reminding students of financial aid and other administrative deadlines; and (ix) saving on printing costs and time by using digital communication. The image below provides an example of how our Software features have been utilized in this scenario:

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●	Restaurants and Food Chains: We offer restaurants and food chains the ability to streamline their onsite digital marketing by (i) efficiently managing their menu boards and electronic tablets; (ii) integrating a mobile loyalty application to which customers can subscribe; (iii) promoting a restaurant or chain to a larger consumer audience; (iv) increasing walk-in traffic; (v) encouraging strategic impulse buys by promoting items; and (vi) managing marketing campaigns in multiple locations all through our Platform.

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●	Sports Venues: Our technology enables venues to provide attendees with new levels of engagement by (i) streamlining onsite digital marketing; (ii) increasing efficiency with better management of digital screens; (iii) enticing patrons to download a venue’s mobile application; (iv) promoting sporting events to a larger consumer audience; (v) encouraging strategic impulse buys by promoting items; (vi) sending exclusive, stadium-only content to fans’ mobile devices; (vii) tracking data to help a venue improve fan experience; and (viii) managing marketing campaigns in multiple locations all through our Platform.

●	Hospitals: We believe our technology provides hospitals with a means of improving patient care as well as the staff and visitor experience by (i) automating the patient and medical staff check-in process and availability; (ii) creating indoor navigation for the hospital; (iii) sending notifications directly to visitors, patients and staff regarding wait time and call-in procedures ; (iv) providing a means of internal communication throughout the hospital; (v) managing the hospital’s digital signage; (vi) tracking medical equipment location; (vii) promoting sales within hospital gift shops and cafeterias; (viii) informing staff of new policy changes and company events; and (ix) replacing the nursing station and operating room whiteboards to improve communication and workflow.

Key Aspects of Our Business

Our Platform is proprietary and is owned by our parent company, Holosfind. All of our hardware is purchased from third party vendors, including two smart screen manufacturers and resellers, Samsung and LG, each of which have worldwide brand and product recognition. We also purchase hardware from other smaller manufacturers, mostly located in Asia. We work closely with these large and small hardware providers and they permit us to custom design and custom fit their hardware to our Software. As of the date hereof, other than purchase orders relating to the delivery of certain hardware, we have not entered into contracts with any of these third party vendors. See “Risk Factors”.

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The Company believes a high-quality buying experience with knowledgeable salespersons who can convey the value of the Company’s products and services increases the Company’s likelihood of attracting and retaining its customers. We believe our approach to the provision of marketing services offers a disruptive alternative to the model followed by most of the proximity marketing and IoT industry, principally as a result of our commitment to the development of leading-edge and comprehensive technology solutions for marketing services, our user-friendly Social Retail marketing software, as well as the worldwide brand and product recognition of the manufacturers of the digital signage that we sell.

Industry Trends

In recognition of the recent Bluetooth® and Wi-Fi technology revolution in proximity communication, and believing in the rising trend of this technology, Holosfind formed the Company and commenced development of the Software and Platform in order to sell proximity marketing services to Holosfind’s existing and potential clients that operate in both the digital space and the physical, or “brick-and-mortar”, world. Since inception and during the past two years, the Company has continued to develop and upgrade its Software and Platform to fit a demanding and constantly evolving market, adding new modules, features and hardware components.

There are a number of key trends that our Company believes will continue to drive the growth and popularity of the technology we offer. In one 2016 survey, 54% of global consumers bought products online weekly or monthly and 34% of global consumers agreed that their mobile phones will become their main purchase tool. Respondents in a 2015 survey to more than 12,000 randomly selected smartphone users reported that more than 90% of consumers use their smartphones while shopping in retail stores, approximately 54% of consumers use their devices to compare prices while shopping, approximately 48% of consumers search for product information on their devices while shopping, and approximately 42% of consumers search for reviews on their devices while shopping. In that same survey, 57% of consumers said they would be likely to shop at a store if they received messages or push notifications about relevant deals and coupons while shopping at that store, and 77% of respondents said they would be more likely to shop at a store that has a loyalty program. In 2015, it was reported that the number of consumers in the U.S. who used a mobile coupon in 2015 grew 18% to 92.6 million, pointing to the rise of mobile coupons in mobile marketing. According to Nielsen’s fourth-quarter 2015 Mobile Wallet Report, 37% of respondents said their purchases start with mobile shopping more than one-quarter to half of the time, and 55% of smartphone users used a digital coupon. 33% of respondents said they used their smartphones to sign up for a rewards program after making a purchase on their smartphone.

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The chart above illustrates influential factors for mobile shoppers. The Company offers the ability to provide and alter any of the factors shown above.

Usage of mobile applications and wearable mobile devices are accelerating. This trend is predicted to continue to accelerate, particularly for online shopping, and we wish to benefit from this trend. As we offer technology to clients to allow them to push digital coupons and rewards programs to users of mobile device, we expect the increased use of mobile technology and digital coupons to have a positive effect on our growth. We also believe that trends of the various industries in which our clients operate, including the retail, educational and restaurant industries, indicate an opportunity for increased growth of the Company. For example, according to the National Restaurant Association, U.S. consumers use their mobile phones to take advantage of additional services and options provided by a restaurant (such as the ability to order food, view a menu, make a reservation or use a coupon), and a greater percentage responded that they would be likely to do so if such options are made available. In 2016, 47% of retail shoppers globally reported that they want to receive real-time promotions, and yet only 7% of retailers had the capability to send shoppers such promotions. Additionally, 42% of retail shoppers globally reported that they want the ability to automatically credit coupon and discounts and only 16% of retailers were able to provide this to shoppers. In 2016, 40% of global shoppers reported that they used smartphones to find what they want, up from 36% in 2015. We intend to bridge this gap between shopper needs and retailer capabilities. Mobile shopping increased in 2016 as compared to 2015, and we expect this trend to continue.

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With respect to the technology we offer, beacon-triggered messages have led to $4 billion worth of sales at top retailers in 2015. BLE market size was estimated to be worth $3.27 billion in 2013 and is expected to reach $5.57 billion by 2020, at a compound annual growth rate of 6.64% from 2014 to 2020. This connectivity trend of the industry referred to as the “Internet of Things” is now recognized as a source of growth throughout a variety of industries. Analysts have predicted that the installed base for Internet of Things devices will grow to as many as 30 billion devices by 2020, representing an uptick of about 3 billion new devices per year, and that the installed base for Internet of Things devices in smart cities will grow to around 3.33 billion in 2018 (see charts below):

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Wi-Fi has become one of the fastest and most efficient ways to offer customers location-based services. In-store Wi-Fi has been shown to be directly linked to an increase in sales and customer loyalty as well as longer in-store visits. However, it has been reported that 61% of retailers are not using in-store Wi-Fi to connect to shoppers. Another 2016 study reported that only 3% of businesses use beacons, and another 11% are testing them for use. We believe that there is an under-saturated market for our products.

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Smart digital signage is a tailored digital advertisement used to attract customers. The digital out-of-home signage (DOOH) industry has been experiencing a recent boom, with the industry is set to rake in upwards of 15 billion dollars by 2020. Advertising a specific product using DOOH has been reported to lift sales of that product and to help sway the product-purchasing decisions of consumers.

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Market Opportunity

Companies that provide similar products and services to those provide by our Company include Swirl, Gimbal and Shopkick, each of which are marketing technology companies which offer the services described below:

●	Swirl: Swirl focuses on the power of mobile presence to enable retailers to get more out of every shopper visit. Swirl’s platform manages in-store digital marketing for the retail industry. Swirl primarily uses GPS, Wi-Fi and Bluetooth® beacons, to engage with customers.

●	Gimbal: Gimbal’s mobile engagement platform delivers relevant content, offers and information to consumers.

●	Shopkick: Shopkick’s technology is based off of reward points. Shopkick rewards participants with “kicks” (which are points) when they scan items, make credit card purchases, and walk into participating stores. Shopkick enables customers to redeem “kicks” for gift cards.

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However, we believe that our Company differs from other market participants such as those described above because we (a) provide flexibility and offer a more comprehensive set of technological options for clients to design and monitor advertising strategies, (b) we target and have the ability to service a wider variety of industries than other market participants (such as restaurants, stadiums and hospitals) and (c) we provide both front end and back end services and support to our clients. We believe that our Software and Platform offer clients everything they would currently need to effectively send marketing messages to their customers, including the ability to control the content, timing and location of their messages, all from one screen.

The principal competitive factors in our fast evolving and growing space include: technical and industry expertise; innovative service and product offerings; ability to add business value and improve performance to clients; reputation and client references; competitive pricing and marketing (such as automated online e-commerce); ability to demonstrate and deliver results to clients on a timely basis; scope of services; service delivery approach; and global and scale, including level of presence in key growing markets.

Research and Development

During the last two fiscal years, the Company has incurred research and development expenses in the amount of $485,000. Research and development expenses have consisted of expenses for personnel and contracted consultants and various materials and other costs to develop our new products. Holosfind pays our expenses and through the Holosfind Service Agreement, Holosfind Corp. provides logistical, personnel and financial and accounting services, and each of Holosfind and Holosfind Corp. expenses research and development costs as incurred.

The Business Plan

Our success to date has laid the foundation for expanding our operations. We predict that 2017 will be the Company’s “go-to-market” year, with all of its sales channels open so we may finally take advantage of our expanded distribution network. Additionally, we have applied to list our Common Stock on the OTCQX over-the-counter market operated by OTC Markets Group Inc. (the “OTCQX”) under the symbol “DSRN” and anticipate quotation on the OTCQX to begin following the termination of this Offering. We believe that listing the Common Stock on the OTCQX will facilitate growth capital and allow the Company to continue to develop its software and hardware products and services.

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The Company wishes to build and expand its own online stores and the distribution networks of the Company’s third party distributors to effectively reach more customers and provide them with a high-quality sales and post-sales support experience. The Company believes that continual investment in research and development (R&D), marketing and advertising is critical to the development and sale of its products and technologies.

Company Information

The Company’s principal executive office is located at 205 East 42nd Street, New York, NY 10017, and our telephone number is (800) 236-6610. The Company’s website address is www.digitalsocialretail.com. The information available on or through our website is not a part of this offering circular. In making an investment decision regarding whether to purchase our Common Stock pursuant to this Offering, you should only consider the information contained in our offering statement and offering circular, as well as other information contained in the exhibits to the offering statement in which this offering circular has been filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company currently does not have any employees, however it has been provided with personnel from a related party to work in its New York office. See “Interest of Management and Others in Certain Transactions”.

DESCRIPTION OF PROPERTY

The Company is located at 205 East 42nd Street, New York, NY 10017. This location is the primary office of the Company. The Company believes that this office is suitable for the Company due to its centralized location, the amount of space and the potential for office space expansion. The Company also has an office in France, which office is located at 21 rue de la Paix, 75002 Paris, France, and in Israel, which office is located at 15 Messilat Yesharim, Jerusalem, Israel.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis contains forward-looking statements. You should not place undue reliance on forward-looking statements, and you should consider carefully the statements made in “Risk Factors” and elsewhere in this offering circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in our forward-looking statements, and that could materially and adversely affect our business, operating results and financial condition.

This Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this offering circular.

Results of Operations

As 2015 was the Company’s first full year of commercial operations, the revenues generated by the Company were minimal and were derived from a small number of clients. The Company does not believe that its financial statements for the year ended 2015 accurately represent its current or future financial state as it is still growing, having just transitioned from a start-up mode to an industrial, scalable and commercial mode.

In the coming years (starting with 2017), the Company projects that its number of clients and revenues will increase, and that the type of clients will be more diverse. The Company generates revenue principally from selling the Social Retail software to clients, as well as the hardware that enables its technologies to be provided, such as the Company’s Beacons and smart screens. The Company also projects that it will earn revenue from revenue shared campaigns called “PPN’s”, or pay per notification campaigns, which are a type of shared revenue well known in the digital industry where a fee is paid to the Company for performance of certain actions by the final mobile user.

In 2015, the Company’s primary expenses were for IT development and marketing. The Company expects that its expenses will increase upon any increase its sales, both direct and e-commerce. We expect that IT expenses will remain at a steady level since we are constantly upgrading our platform with the latest technological breakthroughs. Both categories of expenses (sales and IT) are extremely worthwhile and profitable investment for the Company in terms of revenue growth and market share acquisition.

The Company’s goal is to achieve profitability in the next twelve (12) months by completing the following list of initiatives:

●	expand the sales team by adding specialty salespeople to call on key vertical market segments (ongoing expense);

●	expand e-commerce online offering and platform to increase profitable e-commerce sales (one time investment);

●	continue upgrading technology and user-experience of the Social Retail platform (ongoing expense); and

●	strengthen its marketing and PR campaigns (ongoing expense).

The Company currently requires monthly burn rate of $71,000 a month in order to sustain operations. If the net proceeds of this Offering, after expenses, exceed $5,000,000, we anticipate that such proceeds (along with forecasted revenues from our existing business) will be sufficient to support our plan of operations for at least the ensuing 12 months.

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Liquidity and Capital Resources

The proceeds of this Offering are not essential to the continuing operations of the Company, however they are essential to the growth of our operations. As a result, the majority of the proceeds will be used to fund the Company’s sales and marketing efforts, broken down by vertical industries and geographical expansion. We plan to use the proceeds of this Offering as set forth in the section titled “Use of Proceeds”. As we are operating in a fast growing industry (described as the “Internet of Things” or IoT), it is essential for the Company to capture a market share early on in order to establish the Company as a market leader. If this Offering is successful, it will improve our liquidity, as we currently have $263,000 in cash on hand.

Other than the possibility of obtaining short term funding from its parent, Holosfind, the Company does not have any additional sources of capital other than the proceeds from the Offering. Such additional sources of capital are not necessary to the operations of the Company.

MG Partners II Ltd. Financing

Each of the Company and Holosfind have entered into an investment agreement, dated as of February 25, 2015 (the “Investment Agreement”), with MG Partners II Ltd., a limited liability company incorporated under the laws of Gibraltar (“MGP II”), pursuant to which the Company and Holosfind each agreed, in consideration for up to $2.5 million, (i) to issue to MGP II (a) 10,000 senior secured bonds of Holosfind, priced at $100 each and redeemable one year from the initial closing date (subject to certain exceptions) of the Investment Agreement, in the principal amount of $1 million (as converted to Euros on such closing date) (the “Bonds”); (b) 75,000 shares of Common Stock, which shares of Common Stock were subject to a right of demand granted to MGP II by Holosfind and the Company to be (x) purchased by the Company or Holosfind from MGP II for $150,000 in cash, (y) exchanged for a convertible promissory note in the principal amount of $150,000, convertible into shares of Common Stock (the “Put Note”), or (z) exchanged for shares of Holosfind capital stock with an aggregate value of $150,000 (as converted into Euros), with each such share of Holosfind capital stock to be issued to MGP II for 80% of the average volume weighted average trading price (calculated on the basis of the trading prices published on the NYSE Euronext website) of an ordinary share of Holosfind in the five trading days immediately preceding the date on which such shares were exchanged; (c) the option to purchase $1.35 million of Series A Convertible Preferred Stock of the Company, par value $0.001 per share, with a state value of $1.00 per share (the “Preferred Stock”); and (d) a warrant to purchase 1,210,016 shares of common stock of Holosfind, and (ii) to issue to MGP II, on a subsequent closing date, warrants to purchase additional capital stock of the Company, which warrants shall have a value of $337,000. MGP II did not exercise its option under the Investment Agreement and the subsequent closing did not occur. As security for the repayment of the Bonds, Holosfind and the Company entered into a pledge agreement, dated as of February 25, 2015, with MGP II, pursuant to which MGP II was granted a security interest in certain collateral of the Company, including 50% of Holosfind’s ownership interest in the Company, equivalent to 30% of the outstanding Common Stock on a fully diluted basis, currently owned or thereafter acquired (the “Pledge Agreement”, and collectively with the Investment Agreement, the “Magna Loan”).

On April 14, 2016, MGP II provided notice to the Company and Holosfind that Holosfind and the Company were in default of each of the Investment Agreement and Pledge Agreement. On October 31, 2016, the Company and Holosfind entered into a forbearance agreement, as subsequently amended on December 16, 2016, January 19, 2017 and February 7, 2017 (as amended, the “Forbearance Agreement”), pursuant to which, in consideration for MGP II forbearing to exercise its rights under the Magna Loan and pursuing remedies against the Company and Holosfind until March 31, 2017, the Company and Holosfind agreed to (i) pay MGP II $1.3 million upon the closing of this Offering, (ii) issue MGP II shares of Common Stock in an amount equal to 9.99% of the outstanding Common Stock on a fully-diluted basis immediately following the listing of the Common Stock on the OTCQX (or other Eligible Market as defined in the Forbearance Agreement) (iii) provide MGP II with evidence of a registration statement filed with the SEC on or before February 17, 2017 for the registration of the Common Stock and (iv) enter into a leak-out agreement with MGP II with respect to such shares of Common Stock in a form mutually agreeable to the parties of the Forbearance Agreement.

Capital Expenditures and Other Obligations

In the past two years, the Company has not made any material capital expenditures to create and develop its Social Retail platform. Other than capital expenditures of $1,400,000 to be made by the Company upon the closing of this Offering, the Company does not intend to make any material capital expenditures in the future. See “Use of Proceeds”.

Trends and Uncertainties

The current trend of IoT/proximity marketing and communication industry could happen even faster than the Company predicts, which would have a positive effect on the financial condition of the Company. The faster the industry experiences growth, the more opportunity the Company has to participate in this growth, sell its services and products to potential clients and receive higher revenues.

After reviewing the above discussion of the steps the Company intends to take, potential subscribers in this Offering should consider whether achievement of each step within the estimated time frame is realistic in their judgement. Potential subscribers should also assess the consequences to the Company of any delays in taking these steps and whether the Company will need additional financing to accomplish them.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT INDIVIDUALS

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Sylvain Bellaïche	President and Chief Executive Officer	51	September 18, 2014 – present	(1)
Pierre Martin	Secretary, Treasurer and Chief Financial Officer	56	September 18, 2014 – present	(1)
Directors:
Sylvain Bellaïche	Director	51	September 18, 2014 – present	(1)
Pierre Martin	Director	56	September 18, 2014 – present	(1)
Significant Individuals:
Barry Stone	Director of Marketing	27	October 3, 2016 – present	(2)

(1) Our President, Chief Executive Officer and director, Sylvain Bellaïche, also serves as the President of our parent, Holosfind. Our Secretary, Treasurer, Chief Financial Officer and director, Pierre Martin, also serves as Vice President and director of Holosfind. As part of their duties in their roles at Holosfind, they each devote a substantial portion of their working time to the Company and its business.

(2) The Company has entered into a Holosfind Service Agreement, dated January 2, 2015, between the Company and Holosfind Corp., pursuant to which Holosfind Corp. shall provide personnel to the Company, among other services. In connection with the Holosfind Service Agreement, Holosfind Corp. entered into an employment agreement with Barry Stone, pursuant to which Mr. Stone shall be responsible for marketing the Company’s products and services. As part of Mr. Stone’s duties in his role at Holosfind Corp., he devotes a substantial portion of his working time to the Company and its business, for which he serves as the Director of Marketing. For a description of the Holosfind Service Agreement under which Holosfind Corp. provides personnel to the Company, see “Interest of Management and Others in Certain Transactions”.

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Directors of the Company

Sylvain Bellaïche, Director

Mr. Bellaïche has served as the Company’s director and President since its inception on September 18, 2014. Mr. Bellaïche has over 30 years of experience in the advertising world, in particular within the AB Productions Group in Europe, where he served as purchasing and production manager. In the last 20 years, Mr. Bellaïche founded Holosfind (f/k/a Referencement.com), where he has served as President since 1998, and developed the company to become active in the European e-marketing and e-advertising industries. Holosfind is now publicly traded on Euronext-NYSE. Since 2005, he has served as President and director of Holosfind Corp, which is in the business of e-marketing and also provides logistical, personnel and financial and accounting services for the Company pursuant to the Holosfind Service Agreement. Since 2015, Mr. Bellaïche has served as the President of NAIA, our French subsidiary, the purpose of which is to commercialize the Company’s products and services in the European markets. Since November 2015, Mr. Bellaïche has served as the President and director of SDK Invest, Inc., a Delaware corporation, in which the Company holds a majority interest (“SDK”), which company invests in companies involved in similar industries as the Company.

Pierre Martin, Director

Mr. Martin has served as the Company’s director, Secretary and Treasurer since its inception on September 18, 2014. Mr. Martin also serves as Vice President and director of Holosfind. Since 2005, Mr. Martin has served as Vice President and Secretary of Holosfind Corp., and since November 2015, he has served as the Secretary and Treasurer of SDK. Prior to joining Holosfind in 2005, Mr. Martin worked at the French bank Crédit Lyonnais in New York and has experience in financial and administrative management, planning and strategic consulting, contract negotiation and management, project financing and human resources. Mr. Martin graduated from Ecole Polytechnique of Paris, France, and holds four masters in Physics, Chemistry, Economics and Mathematics.

Executive Officers of the Company

Sylvain Bellaïche, President

Mr. Bellaïche has served as President of the Company since its inception in September 18, 2014. Please see his biography above under “Directors, Executive Officers and Other Significant Individuals — Directors of the Company”.

Pierre Martin, Secretary and Treasurer

Mr. Martin has served as Treasurer of the Company since its inception in September 18, 2014. Please see his biography above under “Directors, Executive Officers and Other Significant Individuals — Directors of the Company”.

Barry Stone, Director of Marketing

Mr. Stone has served as Director of Marketing of the Company since October 3, 2016, and is in charge of generating leads and spreading brand awareness through all facets of marketing (digital and old fashioned) and heads the Company’s e-commerce efforts. Mr. Stone has over 6 years of marketing experience in the advertising world. From August 2013 to September 2016, Mr. Stone served as a marketing manager for the marketing firm Seldon Marketing. Prior to working at Seldon Marketing, Mr. Stone worked as a recruiter for professionals for digital technology companies.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The chart below includes the aggregate annual compensation for the fiscal year ended December 31, 2016 of each of the Company’s executive officers and directors.

Name	Capacities in which Compensation was Received	Salary	Other Compensation	Total Compensation
Sylvain Bellaïche	President, Chief Executive Officer and Director	$0	$0	$0
Pierre Martin	Secretary, Treasurer, Chief Financial Officer and Director	$0	$0	$0
Barry Stone	Director of Marketing	$0	$0	$0

The aggregate annual compensation of the Company’s two (2) directors as a group for the fiscal year ended December 2016 was $0. The Company has entered into a Holosfind Service Agreement, dated January 2, 2015, between the Company and Holosfind Corp., pursuant to which Holosfind Corp. shall provide personnel to the Company, among other services. See “Interest of Management and Others in Certain Transactions”.

The Company expects that the compensation of its directors and executive officers will increase upon the closing of the Offering.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the numbers and percentages of our outstanding voting securities that will be beneficially owned both immediately before and immediately after the closing of this Offering on [____], 2017 (as qualified in the footnotes thereto) by:

●	each person known to us to be the beneficial owner of more than 10% of any class of our outstanding voting securities;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Our voting securities consist of our Common Stock and Series A Convertible Preferred Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this offering circular. For purposes of computing the percentage of our outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this offering circular are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person or entity listed is c/o Digital Social Retail, Inc., 205 E 42nd St., New York, NY 10017.

Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned Before Offering	Percent of Shares Beneficially Owned Before Offering	Number of Shares Beneficially Owned After Offering (Assuming No Exercise of Underwriters’ Over-Allotment Option)	Percent of Shares Beneficially Owned After Offering (Assuming No Exercise of Underwriters’ Over-Allotment Option)	Number of Shares Beneficially Owned After Offering (Assuming Full Exercise of Underwriters’ Over-Allotment Option)	Percent of Shares Beneficially Owned After Offering (Assuming Full Exercise of Underwriters’ Over-Allotment Option)
Sylvain Bellaïche (1)	125,000	4.85%	125,000	2.73%	125,000	2.56%
Pierre Martin (2)	0	0%	0	0%	0	0%
Barry Stone	0	0%	0	0%	0	0%
Holosfind, S.A. (3)	1,500,001	58.25%	1,500,001	32.79%	1,500,001	30.77%
Guerson Ltd. (4)	750,000	29.13%	750,000	16.39%	750,000	15.48%
Analni Savings Trust (5)	125,000	4.85%	125,000	2.73%	125,000	2.56%
MG Partners II Ltd. (6)	75,000	2.91%	75,000	1.64%	75,000	1.54%
Executive officers and directors as a group (3 persons)	2,500,001	97.08%	2,500,001	54.64%	2,500,001	51.28%

* Less than 1%

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(1) Consists of shares of Common Stock directly owned by Sylvain Bellaïche and does not include shares of Common Stock held by Holosfind S.A. or Guerson Ltd.

(2) Consists of shares of Common Stock directly owned by Pierre Martin and does not include shares of Common Stock held by Analni Savings Trust.

(3) The business address of Holosfind, S.A is 21 rue de la Paix, 75002 Paris, France. As President of Holosfind, S.A., Mr. Bellaïche maintains the right to vote and sell these shares.

(4) The business address of Guerson Ltd. is Unit 2.23, Morley House, 314-322 Regent Street, London, W1B 3BD, United Kingdom. Sylvain Bellaïche has voting and dispositive power with respect to the Common Stock held by Guerson Ltd.

(5) The business address of Analni Savings Trust is 1040 First Avenue, #343, New York, NY 10022. As trustee of the Analni Savings Trust, Pierre Martin has voting and dispositive power with respect to the Common Stock held by Analni Savings Trust.

(6) The business address of MG Partners II Ltd. is 5 Hanover Square, New York, NY 10004. Pursuant to the Investment Agreement, MGP II received, among other securities (a) 75,000 shares of Common Stock, which shares of Common Stock were subject to a right of demand granted to MGP II by Holosfind and the Company to be (x) purchased by the Company or Holosfind from MGP II for $150,000 in cash, (y) exchanged for a convertible promissory note in the principal amount of $150,000, convertible into shares of Common Stock (the “Put Note”), or (z) exchanged for shares of Holosfind capital stock with an aggregate value of $150,000 (as converted into Euros), with each such share of Holosfind capital stock to be issued to MGP II for 80% of the average volume weighted average trading price (calculated on the basis of the trading prices published on the NYSE Euronext website) of an ordinary share of Holosfind in the five trading days immediately preceding the date on which such shares were exchanged; and (b) the option to purchase $1.35 million of Preferred Stock. The Company and MGP II are each parties to the Forbearance Agreement, pursuant to which, in consideration for MGP II forbearing to exercise, among other rights, its rights under the Investment Agreement, the Company and Holosfind agreed to (i) pay MGP II $1.3 million upon the closing of this Offering, (ii) issue MGP II shares of Common Stock in an amount equal to 9.99% of the outstanding Common Stock on a fully-diluted basis immediately following the listing of the Common Stock on the OTCQX (or other Eligible Market as defined in the Forbearance Agreement).

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In June 2015, the Company acquired 100% of the interest in NAIA for an aggregate consideration of €20,000. Effective January 6, 2016, we entered into a Service Benefits Agreement between our Company and NAIA, our wholly-owned subsidiary (the “NAIA Services Agreement”), pursuant to which we provide our Software to NAIA and NAIA sells our products in France, including our Platform and Software. In consideration for our Software, NAIA pays our Company an annual amount of €75,000 and in consideration for distributing our products in France, we pay NAIA an annual amount of €165,000. The Services Agreement has a term of one year and expired on January 6, 2017, however it automatically renews every year upon either party’s written notice to the other party.

The Company has entered into a Holosfind Service Agreement, dated January 2, 2015, between the Company and Holosfind Corp., pursuant to which Holosfind Corp. shall provide personnel to the Company, among other services.

In connection with the Holosfind Service Agreement, effective October 3, 2016, Holosfind Corp. entered into an employment agreement with Barry Stone, pursuant to which Mr. Stone shall be responsible for marketing the Company’s products and services.

Each of the Company and Holosfind have entered into an investment agreement, dated as of February 25, 2015 (the “Investment Agreement”), with MG Partners II Ltd., a limited liability company incorporated under the laws of Gibraltar (“MGP II”), pursuant to which the Company and Holosfind each agreed, in consideration for up to $2.5 million, (i) to issue to MGP II (a) 10,000 senior secured bonds of Holosfind, priced at $100 each and redeemable one year from the initial closing date (subject to certain exceptions) of the Investment Agreement, in the principal amount of $1 million (as converted to Euros on such closing date) (the “Bonds”); (b) 75,000 shares of Common Stock, which shares of Common Stock were subject to a right of demand granted to MGP II by Holosfind and the Company to be (x) purchased by the Company or Holosfind from MGP II for $150,000 in cash, (y) exchanged for a convertible promissory note in the principal amount of $150,000, convertible into shares of Common Stock (the “Put Note”), or (z) exchanged for shares of Holosfind capital stock with an aggregate value of $150,000 (as converted into Euros), with each such share of Holosfind capital stock to be issued to MGP II for 80% of the average volume weighted average trading price (calculated on the basis of the trading prices published on the NYSE Euronext website) of an ordinary share of Holosfind in the five trading days immediately preceding the date on which such shares were exchanged; (c) the option to purchase $1.35 million of Series A Convertible Preferred Stock of the Company, par value $0.001 per share, with a state value of $1.00 per share (the “Preferred Stock”); and (d) a warrant to purchase 1,210,016 shares of common stock of Holosfind, and (ii) to issue to MGP II, on a subsequent closing date, warrants to purchase additional capital stock of the Company, which warrants shall have a value of $337,000. MGP II did not exercise its option under the Investment Agreement and the subsequent closing did not occur. As security for the repayment of the Bonds, Holosfind and the Company entered into a pledge agreement, dated as of February 25, 2015, with MGP II, pursuant to which MGP II was granted a security interest in certain collateral of the Company, including 50% of Holosfind’s ownership interest in the Company, equivalent to 30% of the outstanding Common Stock on a fully diluted basis, currently owned or thereafter acquired (the “Pledge Agreement”, and collectively with the Investment Agreement, the “Magna Loan”).

On April 14, 2016, MGP II provided notice to the Company and Holosfind that Holosfind and the Company were in default of each of the Investment Agreement and Pledge Agreement. On October 31, 2016, the Company and Holosfind entered into a forbearance agreement, as subsequently amended on December 16, 2016, January 19, 2017 and February 7, 2017 (as amended, the “Forbearance Agreement”), pursuant to which, in consideration for MGP II forbearing to exercise its rights under the Magna Loan and pursuing remedies against the Company and Holosfind until March 31, 2017, the Company and Holosfind agreed to (i) pay MGP II $1.3 million upon the closing of this Offering, (ii) issue MGP II shares of Common Stock in an amount equal to 9.99% of the outstanding Common Stock on a fully-diluted basis immediately following the listing of the Common Stock on the OTCQX (or other Eligible Market as defined in the Forbearance Agreement) (iii) provide MGP II with evidence of a registration statement filed with the SEC on or before February 17, 2017 for the registration of the Common Stock and (iv) enter into a leak-out agreement with MGP II with respect to such shares of Common Stock in a form mutually agreeable to the parties of the Forbearance Agreement.

Equity Contributions

To date, we have relied primarily on our parent, Holosfind, for liquidity and capital resources. Holosfind has made net loans in the amount of $537,193 as of June 30, 2016.

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SECURITIES BEING OFFERED

The Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share. Shares of our capital stock may be issued from time to time in one or more classes or series. Our board of directors is authorized by our certificate of incorporation to establish such classes or series, issue shares of each such class or series and fix the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, applicable to each such class or series, without any vote or other action by any holders of any of our capital stock. Each such class or series will have the terms set forth in a certificate of designations relating to such class or series filed with the state of Delaware or otherwise made a part of our certificate of incorporation, as it may be amended and restated from time to time.

As of March 31, 2017, we had 2,575,001 shares of Common Stock outstanding and 0 shares of preferred stock of the Company outstanding.

The following is a summary of the rights and limitations of our Common Stock provided for in our certificate of incorporation, as amended and restated from time to time. For more detailed information, please see our certificate of incorporation, as amended, and bylaws, copies of which are exhibits to the offering statement in which this offering circular has been filed with the SEC.

Voting Rights

Holders of Common Stock have one vote per share and may vote to elect the Company’s board of directors and on matters of corporate policy. Although holders of Common Stock have a vote, given the concentration of ownership by the founders and management, the vote of any holder of Common Stock will not likely have a meaningful impact on corporate matters. Holders of Common Stock are entitled to receive dividends at the election of the board and are subordinated to creditors with respect to rights to distributions in a liquidation scenario. In the event of liquidation, common shareholders have rights to a company's assets only after creditors (including noteholders, if any) and preferred shareholders and have been paid in full in accordance with the terms of their instruments.

The Company does not have voting agreements in place.

Dividend Rights

Holders of Common Stock will share equally in any dividend declared by the Company’s board of directors, if any, subject to the rights of the holders of any preferred stock of the Company. The Company has not issued any dividends in the past and does not intend to issue any dividends in the future.

Liquidation Rights

Subject to and qualified by the rights of the holders of shares of any other class or series of our capital stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of shares of any other class or series of our capital stock have received the amounts owed and available for distribution to them on a preferential basis, if any, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them.

Other Rights

Other than as set forth in any shareholder’s agreements and as described elsewhere herein, the Company’s shareholders have no preemptive or other rights to subscribe for additional shares of Common Stock. All holders of Common Stock are entitled to share equally on a share-for-share basis in any assets available for distribution to holders of Common Stock upon our liquidation, dissolution or winding up. All outstanding shares of Common Stock are, and all shares of Common Stock sold in the Offering will be, when sold, validly issued, fully paid and non-assessable.

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No Anti-Dilution Rights

The Common Stock do not have anti-dilution rights.

No Preemptive or Subscription Rights.

No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

Restrictions on Transfer

The Common Stock are restricted securities and may not be transferred for one year except pursuant to an exemption from the federal and state securities laws. As long as you are not an affiliate of the Company and after you have held the Securities for twelve (12) months and subject to certain exceptions and exemptions, you may freely transfer the Securities. For the purposes of the above transfer restrictions and “affiliate” a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

Ability to Void a Sale of Common Stock

The Company has the right to void a sale of Common Stock made by it, and cancel the shares or compel the shareholder to return them to us, if the Company has reason to believe that such shareholder acquired Common Stock as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the shareholder or the sale to the shareholder is otherwise in breach of the requirements set forth in the Company’s certificate of incorporation, as amended, or bylaws, copies of which are exhibits to the offering statement in which this offering circular has been filed with the SEC.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relevant to the ownership and disposition of our Common Stock. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and judicial decisions as of the date of this Offering Circular. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion only applies to persons who hold the Common Stock as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax or any Medicare contribution tax imposed on certain unearned income) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of Common Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or holder of Common Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, a pension or other employee benefit plan, a financial institution or broker-dealer, a regulated investment company, a real estate investment trust, a foreign government or international organization, a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar, a person holding Common Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, a former U.S. citizen, or a former long-term U.S. resident). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion. The conclusions in this discussion are based on professional judgment and are not a guarantee of a result and are not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the conclusions set forth herein will be sustained if challenged by the Internal Revenue Service.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our Common Stock, you should consult your tax advisor as to the particular U.S. federal income tax consequences of holding and disposing of our Common Stock.

IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER OTHER FEDERAL TAX LAW AND THE LAWS OF APPLICABLE STATE, LOCAL AND FOREIGN TAXING JURISDICTIONS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR CONCERNING ANY POSSIBLE ENACTMENT OF LEGISLATION THAT WOULD AFFECT YOUR INVESTMENT IN OUR COMMON STOCK IN YOUR PARTICULAR CIRCUMSTANCES.

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U.S. Holders:

You are a “U.S. Holder” if you are a beneficial owner of Common Stock and you are for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. If distributions are made with respect to our Common Stock, such distributions will be treated as taxable dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. Holder’s tax basis in the Common Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Common Stock, the tax treatment of which is discussed below under “—U.S. Holders: Sale or Other Disposition”.

Dividends received by individual U.S. Holders of Common Stock will be subject to a preferential rate if such dividends are treated as qualified dividend income for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual U.S. Holder elects to treat the dividends as investment income, which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual U.S. Holders with respect to Common Stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Common Stock becomes ex-dividend. Also, if a dividend received by an individual U.S. Holder that qualifies for the rate reduction is an extraordinary dividend within the meaning of Section 1059 of the Code, any loss recognized by such individual U.S. Holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such extraordinary dividend, irrespective of such U.S. Holder’s holding period for the stock.

Dividends received by corporations generally will be eligible for the dividends-received deduction. This deduction is allowed if the underlying stock is held for at least 45 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock. If a corporate stockholder receives a dividend on the Common Stock that is an extraordinary dividend within the meaning of Section 1059 of the Code, the corporate stockholder in certain instances must reduce its basis in the Common Stock by the amount of the nontaxed portion of such extraordinary dividend that results from the application of the dividends-received deduction. If the nontaxed portion of such extraordinary dividend exceeds such corporate stockholder’s basis, any excess will be taxed as gain as if such stockholder had disposed of its shares in the year the extraordinary dividend is paid. Each corporate U.S Holder of Common Stock is urged to consult with its tax advisor with respect to the eligibility for and amount of any dividends received deduction and the application of Section 1059 of the Code to any dividends it receives.

Sale or Other Disposition. A U.S. Holder will generally recognize capital gain or loss on a sale or exchange of our Common Stock equal to the difference between the amount realized upon the sale or exchange (not including any proceeds attributable to declared and unpaid dividends, which will be taxable to U.S. Holders of record as described above under “—U.S. Holders: Distributions in General”) and the U.S. Holder’s adjusted tax basis in the Common Stock sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are taxed at a preferential rate. The deductibility of capital losses is subject to limitations.

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Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Common Stock and to certain payments of proceeds on the sale or other disposition of Common Stock. Certain non-corporate U.S. Holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Common Stock and certain payments of proceeds on the sale or other disposition of the Common Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, which may entitle the U.S. Holder to a refund, provided the U.S. Holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders:

You are a “Non-U.S. Holder” if you are a beneficial owner of Common Stock and you are not (i) a “U.S. Holder” or (ii) a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes).

Distributions on the Common Stock. If cash or certain other distributions are made with respect to our Common Stock, such distributions will be treated as taxable dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder’s basis in the Common Stock and, to the extent such portion exceeds the Non-U.S. Holder’s basis, the excess will be treated as gain from the disposition of the Common Stock, the tax treatment of which is discussed below under “—Non-U.S. Holders: Sale or Other Disposition”. In addition, if we were to meet the definition of a USRPHC (as defined below under “—Non-U.S. Holders: Sale or Other Disposition”) and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 10% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 10% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “—Non-U.S. Holders: Sale or Other Disposition”).

Dividends or any other taxable distribution (whether in cash, Common Stock or other property) paid to a Non-U.S. Holder of our Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any required withholding tax may be satisfied by the withholding agent through a sale of a portion of the shares received by a Non-U.S. Holder in a taxable distribution or may be withheld from cash dividends or sales proceeds subsequently paid or credited to a Non-U.S. Holder. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S.

58

Holder in the United States) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or any successor form or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of our Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form or other applicable form) and certify under penalties of perjury that such Non-U.S. Holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (b) if our Common Stock are held through certain foreign intermediaries, complete Internal Revenue Service Form W-8IMY and all required attachments (or any successor form or other applicable form) and satisfy the relevant certification requirements of applicable Treasury regulations.

A Non-U.S. Holder of our Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Sale or Other Disposition. Any gain realized by a Non-U.S. Holder on the disposition of our Common Stock will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);
●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or
●	we are or were a U.S. real property holding corporation (A “USRPHC”) during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our Common Stock. Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” (within the meaning of the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

A Non-U.S. Holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, and if the Non-U.S. Holder is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. Holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code.

59

If a Non-U.S. Holder is subject to U.S. federal income tax on any sale, exchange or other disposition of the Common Stock, such Non-U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. Holder and the Non-U.S. Holder’s adjusted tax basis in the Common Stock, as applicable. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. Holder’s holding period for the Common Stock, as applicable, is longer than one year. A Non-U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

Information Reporting and Backup Withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such Non-U.S. Holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will not be subject to backup withholding on dividends paid to such Non-U.S. Holder as long as such Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined under the Code), or such Non-U.S. Holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of our Common Stock unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

FATCA. The U.S. Foreign Account Tax Compliance Act (“FATCA”) will generally impose a 30% withholding tax on dividends on the Common Stock (and, beginning January 1, 2019, on the gross proceeds of a disposition of Common Stock) that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code and the Treasury regulations thereunder) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, or is otherwise exempt from FATCA withholding; and (ii) a non-financial foreign entity (as that term is defined in Section 1472(d) of the Code and the Treasury regulations thereunder) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements, or otherwise is exempt from FATCA withholding. Intergovernmental agreements entered into between the United States and a foreign jurisdiction may modify these requirements. A Non-U.S. Holder should consult its own tax advisor regarding the application of this legislation to it. FATCA withholding will apply to dividends paid on shares of our Common Stock, and commencing January 1, 2019, to gross proceeds from the disposition of our Common Stock.

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LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Ellenoff Grossman & Schole LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

 CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditor’s Review Report	F3
Consolidated Balance Sheet as of June 30, 2016	F4
Consolidated Statement of Changes in Stockholders’ Equity Six Months Ended June 30, 2016	F5
Consolidated Statement of Operations Six Months Ended June 30, 2016	F6
Consolidated Statement of Cash Flows Six Months Ended June 30, 2016	F7
Notes to Consolidated Financial Statements	F8

CONSOLIDATED FINANCIAL STATEMENTS YEAR ENDED DECEMBER 31, 2015

Independent Auditor’s Report	F16
Consolidated Balance Sheet as of December 31, 2015	F17
Consolidated Statement of Changes in Stockholders’ Equity Year Ended December 31, 2015	F18
Consolidated Statement of Operations Year Ended December 31, 2015	F19
Consolidated Statement of Cash Flows Year Ended December 31, 2015	F20
Notes to Consolidated Financial Statements	F21

F-1

DIGITAL SOCIAL RETAIL, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2016

F-2

Independent Auditor’s Review Report

To the Board of Directors

and Stockholders of

Digital Social Retail, Inc. and Subsidiaries

We have reviewed the accompanying consolidated balance sheet and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows, and the related notes to the consolidated financial statements of Digital Social Retail, Inc. and Subsidiaries as of June 30, 2016 and for the six months then ended.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based upon our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

/s/ CORNICK, GARBER & SANDLER, LLP

New York, New York

March 31, 2017

F-3

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

JUNE 30, 2016

ASSETS

Current assets:
Cash	$20,753
Accounts receivable:
Holosfind S.A.	240,000
Other	40,147
Inventory	6,018
Due from stockholders	2,450
Loans receivable - Holosfind S.A.	701,113
Prepaid expenses and other current assets	10,612

Total current assets	1,021,093

Goodwill	21,028
Investment in unconsolidated business	55,432
Security deposit	130
Deferred tax assets	300,128

376,718

TOTAL ASSETS	$1,397,811

LIABILITIES

Current liabilities:
Accounts payable and accrued expenses:
Holosfind Corp, Inc.	$473,000
Holosfind S.A.	341,479
Guerson Ltd.	50,000
Other	21,062
Deferred revenue	49,798
Income taxes payable	198
Loans payable - Holosfind Corp, Inc.	666,277

Total current liabilities	1,601,814

TOTAL LIABILITIES	1,601,814

Commitments and contingencies
Puttable common stock, $0.001 par value, 75,000 shares issued and outstanding	75
Puttable common stock in excess of par	149,925

Total puttable common stock	150,000

STOCKHOLDERS' EQUITY

Equity of Digital Social Retail, Inc. and Subsidiaries
Common stock, $0.001 par value, 100,000,000 shares authorized and 2,500,001 shares issued and outstanding, net of 75,000 shares of puttable common stock	2,500
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 2,350,000 of which are convertible preferred stock Class A and 0 shares issued and outstanding	-
Accumulated other comprehensive loss	(1,572)
Accumulated deficit	(354,423)

Total equity of Digital Social Retail, Inc. and Subsidiaries	(353,495)

Noncontrolling interest	(508)

Total stockholders' equity	(354,003)

TOTAL LIABILITIES, PUTTABLE COMMON STOCK AND STOCKHOLDERS' EQUITY	$1,397,811

See accompanying notes and independent auditor's review report.

F-4

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

SIX MONTHS ENDED JUNE 30, 2016

	Digital Social Retail, Inc. and Subsidiaries
			Accumulated	Accumulated
			Other	Retained		Total
	Common Stock		Comprehensive	Earnings	Noncontrolling	Stockholders'
	Shares	Amount	Income (Loss)	(Deficit)	Interest	Equity

Balance at January 1, 2016	2,500,001	$2,500	$126	$2,769	$-	$5,395

Issuance of common stock		-	-	-	-	-

Net loss	-	-	-	(357,192)	(508)	(357,700)

Decrease in unrealized gains on translation of investment in foreign subsidiary	-	-	(1,698)	-	-	(1,698)

Balance at June 30, 2016	2,500,001	$2,500	$(1,572)	$(354,423)	$(508)	$(354,003)

See accompanying notes and independent auditor's review report.

F-5

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2016

Operating revenues:
Service fees	$37,325
Sale of equipment	51,544

88,869

Cost of equipment sold	28,097

Gross profit	60,772

Less marketing, general and administrative expenses:
Management fees	340,826
Use of office space	282,428
Advertising and marketing expense	25,556
Software development	35,000
Consulting fees	3,000
Accounting fees	-
Bank charges	1,997
Travel expense	19,865
Dues and subscriptions	2,415
Rent expense	246

711,333

Loss from operations	(650,561)

Other expenses:
Interest expense, net of interest income	(5,017)

Loss before income taxes	(655,578)

Income tax benefit	297,878

NET LOSS	(357,700)

Add: Net loss attributable to noncontrolling interest	508

NET LOSS ATTRIBUTABLE TO DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES	(357,192)

Other comprehensive loss - decrease in unrealized gain on translation of investment in foreign subsidiary	(1,698)

TOTAL COMPREHENSIVE LOSS OF DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES	$(359,398)

See accompanying notes and independent auditor's review report.

F-6

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2016

NET INCREASE (DECREASE) IN CASH

Cash flows from operating activities:
Net loss	$(357,700)

Adjustments to reconcile results of operations to net cash effect of operating activities:
Net changes in assets and liabilities:
Accounts receivable	1,614
Prepaid expenses and other	(8,158)
Security deposit	8
Deferred tax asset	(298,771)
Accounts payable and accrued expenses	544,479
Deferred revenue	49,798
Income taxes payable	(177)
Unrealized foreign currency translations on monetary items	(1,799)

Total adjustments	286,994

Net cash used in operating activities	(70,706)

Cash flows from investing activities:
Investment in unconsolidated business	(55,432)
Advances to Holosfind S.A.	(456,949)

Net cash used in investing activities	(512,381)

Cash flows from financing activities:
Loans from related entities	395,125

NET DECREASE IN CASH	(187,962)

Cash - January 1, 2016	208,715

CASH - JUNE 30, 2016	$20,753

Supplemental disclosures of cash paid for:
Income taxes	$1,070
Interest	$5,017

See accompanying notes and independent auditor's review report.

F-7

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - Summary of Significant Accounting Policies

Description of Business

Digital Social Retail, Inc. (“DSR”) is a U.S. corporation incorporated in Delaware on September 18, 2014. DSR provides a cross-channel customer acquisition and marketing platform for retail chains worldwide. DSR’s platform provides a single interface for social, mobile, loyalty, in-store media, and analytics. DSR markets its software in two ways: (i) by means of an interface that is sold via a SaaS (Software as a Service) online business model under which DSR sells its software online and (ii) through a direct salesforce that markets the DSR’s products and services to larger corporate accounts in several industries. The DSR’s client base includes small and medium size businesses in the medical, smart city, retail, education, sports, restaurant, hospitality and real estate industries.

On May 12, 2015, DSR acquired 100% of SAS NAIA, France (“NAIA”). NAIA sells social retail software and equipment in Europe.

On January 7, 2016, DSR acquired 53% of SDK Invest, Inc. (“SDK”), a U.S. corporation incorporated in Delaware on November 23, 2015.

Principle of Consolidation

The consolidated financial statements comprise the financial statements of DSR and controlled subsidiaries (collectively, the “Company”). For the controlled subsidiary that is not wholly-owned, the non-controlling interest is included in “Net loss attributable to the noncontrolling interest” and “Total stockholders' equity”. All significant intercompany accounts and transactions have been eliminated.

The investment in which the Company does not have the ability to exercise significant influence over its operating and financial policies is accounted for under the cost method. This investment is included in “Investment in the unconsolidated business” in the consolidated balance sheet.

Basis of Accounting

The Company’s policy is to prepare its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-8

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - Summary of Significant Accounting Policies (Continued)

Revenue

Sales of goods and services are recorded when the Company’s sales agreement is in place, delivery has occurred or services have been rendered and collectability of the fixed or determinable sales price is reasonably assured.

Accounts Receivable

Trade accounts receivable from customers are recorded at net realizable value. Based on the financial strength of the Company’s customers, the Company has estimated that its receivables are fully collectible and no allowance for uncollectible accounts was required at June 30, 2016.

Inventory

Inventories are stated at the lower of cost (determined on the first-in, first-out basis) and net realizable value under FASB Accounting Standards Update 2015-11 – Inventory: Simplifying the Measurement of Inventory (“ASU 2015-11”) which was early adopted by the Company in 2015.

Goodwill

The excess of the cost over the underlying net equity of NAIA was allocated to identifiable tangible and intangible assets and liabilities based on their fair values on May 12, 2015, the date of the acquisition of NAIA by DSR. The unassigned residual value of the excess of the cost over NAIA’s net assets acquired was recognized as goodwill in the accompanying consolidated financial statements.

Impairment assessment for goodwill is performed annually or more frequently if impairment indicators are present. The impairment test for goodwill uses a two-step approach, which is performed at the reporting unit level. Step one, performed to identify potential impairment, compares the fair value of the reporting unit (calculated using a market approach and/or a discounted cash flow method) to its carrying value. If the carrying value exceeds the fair value, there is a potential impairment and step two must be performed to measure the amount of the impairment charge. Step two compares the carrying value of the reporting unit’s goodwill to its implied fair value (i.e., fair value of reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets). If the implied fair value of goodwill is less than the carrying amount of goodwill, an impairment charge is recognized.

Foreign Currency Transactions

The functional and reporting currency for operations of NAIA is the Euro. For purposes of these consolidated financial statements all assets and liabilities of NAIA are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. All income and expenses are translated using the average rates of exchange prevailing during the year. Unrealized currency translation adjustments resulting from this process are recorded to other comprehensive income and included as a component of stockholders’ equity.

F-9

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - Summary of Significant Accounting Policies (Continued)

Foreign Currency Transactions (Continued)

The functional and reporting currency for operations of DSR and SDK are U.S. dollars. Consequently, receivables and payables denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Resulting gains and losses are recognized in the consolidated statement of operations for the six months ended June 30, 2016.

The Company reports exchange gains and losses on intercompany foreign currency transactions of a long-term nature in net loss.

Advertising and Marketing Expenses

Advertising and marketing expenses for the Company are charged to operations as incurred.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences in the recognition of income and expenses for financial and tax reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled, and are calculated using currently enacted income tax rates.

In 2015, the Company early adopted FASB Accounting Standards Update 2015-17 – Income taxes: Balance Sheet Classification of Deferred Taxes (ASU 2015-17), which requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position.

Generally accepted accounting principles clarify the accounting for the uncertainty in income taxes recognized in the Company’s consolidated financial statements by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the consolidated financial statements. As of June 30, 2016, the Company does not believe it has uncertain tax positions that would qualify for either recognition or disclosure in the consolidated financial statements.

Subsequent Events

The Company has considered subsequent events occurring through March 31, 2017, the date these consolidated financial statements became available for distribution, in evaluating its estimates and in the preparation of its consolidated financial statements.

F-10

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - Related Party Transactions

During 2015, NAIA advanced $456,949 to Holosfind S.A. and borrowed $395,125 from Holosfind Corp, Inc (100% owned U.S. subsidiary of Holosfind S.A.)., respectively. The total balances outstanding as of June 30, 2016 due from Holosfind S.A and due to Holosfind Corp, Inc. were $701,113 and $666,277, respectively. These loans receivable and payable are unsecured, non-interest bearing and due on demand.

Holosfind Corp, Inc. advanced to DSR $350,000 including charges of $245,000 for management fees during six months ended June 30, 2016. These charges are included in accounts payable and accrued expenses balances on the consolidated balance sheet as of June 30, 2016.

Holosfind S.A. advanced $291,506 to DSR and $41,869 to NAIA, including charges of $95,826 for management fees during six months ended June 30, 2016. These charges are included in accounts payable and accrued expenses balances on the consolidated balance sheet as of June 30, 2016 and include €7,500 of net value added tax charged by Holosfind S.A. to NAIA in accordance with tax laws in France.

Each of DSR and Holosfind have entered into an investment agreement, dated as of February 25, 2015 (the “Investment Agreement”), with MG Partners II Ltd., a limited liability company incorporated under the laws of Gibraltar (“MGP II”), pursuant to which DSR and Holosfind each agreed, in consideration for up to $2.5 million, (i) to issue to MGP II (a) 10,000 senior secured bonds of Holosfind, priced at $100 each and redeemable one year from the initial closing date (subject to certain exceptions) of the Investment Agreement, in the principal amount of $1 million (as converted to Euros on such closing date) (the “Bonds”);(b) 75,000 shares of Common Stock, which shares of Common Stock were subject to a right of demand granted to MGP II by Holosfind and the Company to be (1) purchased by the Company or Holosfind from MGP II for $150,000 in cash, (2) exchanged for a convertible promissory note in the principal amount of $150,000, convertible into shares of Common Stock (the “Put Note”), or (3) exchanged for shares of Holosfind capital stock with an aggregate value of $150,000 (as converted into Euros), with each such share of Holosfind capital stock to be issued to MGP II for 80% of the average volume weighted average trading price of an ordinary share of Holosfind in the five trading days immediately preceding the date on which such shares were exchanged; (c) the option to purchase $1.35 million of Series A Convertible Preferred Stock of DSR, par value $0.001 per share, with a state value of $1.00 per share (the “Preferred Stock”) and (ii) a warrant to purchase 1,210,016 shares of common stock of Holosfind, and (iii) to issue to MGP II, on a subsequent closing date, warrants to purchase additional capital stock of DSR, which warrants shall have a value of $337,000.  MGP II did not exercise its option under the Investment Agreement and the subsequent closing did not occur.  As security for the repayment of the Bonds, Holosfind and DSR entered into a pledge agreement, dated as of February 25, 2015, with MGP II, pursuant to which MGP II was granted a security interest in certain collateral of DSR, including 50% of Holosfind’s ownership interest in DSR, equivalent to 30% of the outstanding Common Stock on a fully diluted basis, currently owned or thereafter acquired (the “Pledge Agreement”, and collectively with the Investment Agreement, the “Magna Loan”).

F-11

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - Related Party Transactions (Continued)

On April 14, 2016, MGP II provided notice to DSR and Holosfind that Holosfind and DSR were in default of each of the Investment Agreement and Pledge Agreement. On October 31, 2016, DSR and Holosfind entered into a forbearance agreement, as subsequently amended on December 16, 2016, January 19, 2017 and February 7, 2017 (as amended, the “Forbearance Agreement”), pursuant to which, in consideration for MGP II forbearing to exercise its rights under the Magna Loan and pursuing remedies against DSR and Holosfind until March 31, 2017, DSR and Holosfind agreed to (i) pay MGP II $1.3 million upon the closing of this Offering, (ii) issue MGP II shares of Common Stock in an amount equal Loan and pursuing remedies against DSR and Holosfind until March 31, 2017, DSR and Holosfind agreed to (i) pay MGP II $1.3 million upon the closing of this Offering, (ii) issue MGP II shares of Common Stock in an amount equal to 9.99% of the outstanding Common Stock on a fully-diluted basis immediately following the listing of the Common Stock on the OTCQX (or other Eligible Market as defined in the Forbearance Agreement) (iii) provide MGP II with evidence of a registration statement filed with the SEC on or before February 17, 2017 for the registration of the Common Stock and (iv) enter into a leak-out agreement with MGP II with respect to such shares of Common Stock in a form mutually agreeable to the parties of the Forbearance Agreement.

NOTE C - Income Taxes

The income tax benefit for the six months ended June 30, 2016 consists of the following:

Currently Payable:
State and city	$(198)
Foreign taxes	(1,070)

Total currently payable	(1,268)

Deferred taxes	299,146

Total income tax benefit	$297,878

The Company’s effective income tax rate was approximately 43.7% for the six months ended June 30, 2016. Significant temporary differences that give rise to deferred tax assets and the tax effects as of June 30, 2016 were as follows:

Noncurrent deferred tax assets:
Net operating loss carryforward	$298,916
Unrealized loss on foreign currency exchange	68
Unrealized loss on translation of investment in foreign subsidiary	1,144

Total noncurrent deferred tax assets:	$300,128

The year ended December 31, 2015 and 2014 remains open to examination by federal, state and local income tax authorities.

F-12

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - Concentrations

Cash Concentrations

DSR and SDK maintain their cash at a financial institution in the United States of America. NAIA maintains its cash at a financial institution in France. Federal Deposit Insurance Corporation provides insurance of up to $250,000 for the cash account held in the bank in the United States. French Bank Insurance Company provides insurance of up to 100,000 euro for the cash account held at the bank in France. At June 30, 2016, the Company did not have any balances that exceeded bank insurance limits.

Revenue and Accounts Receivable

For the six months ended June 30, 2016, approximately 73% of the service fees of the Company were derived from one customer, representing approximately 31% of the total operating revenue of the Company for the six months ended June 30, 2016. Accounts receivable due from Holosfind S.A. and this customer were approximately 86% and 14%, respectively, of all the Company’s accounts receivables as of June 30, 2016.

NOTE E - Puttable Common Stock

As described in Note B above, as part of the investment agreement with MGP II, DSR issued 75,000 puttable common stock shares which we classified outside of stockholders’ equity as the ability to extinguish the put was not considered to be completely within our control.

NOTE F - Subsequent Events

The Company intends to file Form 1-A “Regulation A Offering Statement” under The Securities Act of 1933 with US Securities and Exchange Commission (“SEC”) for shares of common stock, par value $0.001 per share, of DSR. DSR will be offering up to 2,000,000 shares of its common stock to raise money for Company’s general operations and working capital needs. The Company engaged Oberon Securities, LLC as the agent to offer shares of common stock to prospective investors in the United States and in jurisdictions where such offers and sales are permitted on a best efforts basis without any minimum target.

F-13

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE G - Commitments

On April 18, 2016, DSR has entered into an agreement which provides that they will receive a comprehensive communication program for a period of twelve months. Under this agreement, DSR is committed to pay monthly maintenance fee of $5,000 starting May 1, 2016 until DSR terminates this agreement in writing.

NOTE H - Liquidity and Capital Resources

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. From its inception, the Company has relied primarily on Holosfind S.A. and Holosfind Corp, Inc., for liquidity and capital resources. Other than the possibility of obtaining short term funding from Holosfind S.A. and Holosfind Corp, Inc. the Company does not have any additional sources of capital other than the proceeds from the Offering described in Note F.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating expenses until it becomes self-sufficient. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-14

DIGITAL SOCIAL RETAIL, INC.

AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2015

F-15

Independent Auditor’s Report

To the Board of Directors

and Stockholders of

Digital Social Retail, Inc. and Subsidiary

We have audited the accompanying consolidated financial statements of Digital Social Retail, Inc. and Subsidiary, which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Social Retail, Inc. and Subsidiary as of December 31, 2015, and the result of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CORNICK, GARBER & SANDLER, LLP

New York, New York

March 31, 2017

F-16

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2015

ASSETS

Current assets:
Cash	$208,715
Accounts receivable:
Holosfind S.A.	240,000
Other	41,718
Inventory	5,889
Due from stockholders	2,450
Loans receivable - Holosfind S.A.	244,164
Prepaid expenses and other current assets	2,226

Total current assets	745,162

Goodwill	21,028
Security deposit	135
Deferred tax assets	1,357

22,520

TOTAL ASSETS	$767,682

LIABILITIES

Current liabilities:
Accounts payable and accrued expenses:
Holosfind Corp, Inc.	$270,000
Guerson Ltd.	50,000
Other	20,760
Income taxes payable	375
Loans payable - Holosfind Corp, Inc.	271,152

Total current liabilities	612,287

TOTAL LIABILITIES	612,287

Commitments and contingencies
Puttable common stock, $0.001 par value, 75,000 shares issued and outstanding	75
Puttable common stock in excess of par	149,925

Total puttable common stock	150,000

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value, 100,000,000 shares authorized and 2,500,001 shares issued and outstanding, net of 75,000 shares of puttable common stock	2,500
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 2,350,000 of which are convertible preferred stock Class A and 0 shares issued and outstanding	-
Accumulated other comprehensive income	126
Retained earnings	2,769

Total stockholders' equity	5,395

TOTAL LIABILITIES, PUTTABLE COMMON STOCK AND STOCKHOLDERS' EQUITY	$767,682

F-17

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

YEAR ENDED DECEMBER 31, 2015

			Accumulated
			Other		Total
	Common Stock		Comprehensive	Retained	Stockholders'
	Shares	Amount	Income	Earnings	Equity

Balance at January 1, 2015	1	$-	$-	$-	$-

Issuance of common stock	2,500,000	2,500	-	-	2,500

Net income	-	-	-	2,769	2,769

Increase in unrealized gains on translation of investment in foreign subsidiary	-	-	126	-	126

Balance at December 31, 2015	2,500,001	$2,500	$126	$2,769	$5,395

F-18

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

YEAR ENDED DECEMBER 31, 2015

Operating revenues:
Service fees	$332,513
Sale of equipment	8,730

341,243

Cost of equipment sold	7,419

Gross profit	333,824

Less marketing, general and administrative expenses:
Management fees	136,528
Marketing expense	16,763
Software development	94,265
Consulting fees	60,007
Accounting fees	7,000
Bank charges	1,000
Travel expense	15,308
Meals and entertainment	1,368
Office expense	1,064

333,303

Income from operations	521

Other income:
Net foreign currency gain	511
Other income	1,387

Total	1,898

Income before income taxes	2,419

Income tax benefit	350

NET INCOME	2,769

Other comprehensive income - increase in unrealized gain on translation of investment in foreign subsidiary	126

TOTAL COMPREHENSIVE INCOME	$2,895

F-19

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2015

NET INCREASE (DECREASE) IN CASH

Cash flows from operating activities:
Net income	$2,769

Adjustments to reconcile results of operations to net cash effect of operating activities:
Net changes in assets and liabilities:
Accounts receivable	(281,751)
Inventory	(6,026)
Prepaid expenses and other	(2,298)
Security deposit	80
Deferred tax asset	(1,357)
Accounts payable and accrued expenses	341,104
Income taxes payable	375
Unrealized foreign currency translations on monetary items	(191)

Total adjustments	49,936

Net cash provided by operating activities	52,705

Cash flows from investing activities:
Excess of purchase price over net assets acquired of the subsidiary	(21,028)
Advances to Holosfind S.A.	(246,614)

Net cash used in investing activities	(267,642)

Cash flows from financing activities:
Loans from related entities	271,152
Issuance of common stock	2,500
Issuance of puttable common stock	150,000

Net cash provided by financing activities	423,652

NET INCREASE IN CASH	208,715

Cash - January 1, 2015	-

CASH - DECEMBER 31, 2015	$208,715

F-20

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - Summary of Significant Accounting Policies

Description of Business

Digital Social Retail, Inc. (“DSR”) is a U.S. corporation incorporated in Delaware on September 18, 2014. DSR provides a cross-channel customer acquisition and marketing platform for retail chains worldwide. DSR’s platform provides a single interface for social, mobile, loyalty, in-store media, and analytics. DSR markets its software in two ways: (i) by means of an interface that is sold via a SaaS (Software as a Service) online business model under which DSR sells its software online and (ii) through a direct salesforce that markets the DSR’s products and services to larger corporate accounts in several industries. The DSR’s client base includes small and medium size businesses in the medical, smart city, retail, education, sports, restaurant, hospitality and real estate industries.

On May 12, 2015, DSR acquired 100% of SAS NAIA, France (“NAIA”). NAIA sells social retail software and equipment in Europe.

Principle of Consolidation

The consolidated financial statements comprise the financial statements of DSR and NAIA (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated.

Basis of Accounting

The Company’s policy is to prepare its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue

Sales of goods and services are recorded when the Company’s sales agreement is in place, delivery has occurred or services have been rendered and collectability of the fixed or determinable sales price is reasonably assured.

F-21

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - Summary of Significant Accounting Policies (Continued)

Accounts Receivable

Trade accounts receivable from customers are recorded at net realizable value. Based on the financial strength of the Company’s customers, the Company has estimated that its receivables are fully collectible and no allowance for uncollectible accounts was required at December 31, 2015.

Inventory

Inventories are stated at the lower of cost (determined on the first-in, first-out basis) and net realizable value.

During 2015, the Company early adopted FASB Accounting Standards Update 2015-11 – Inventory: Simplifying the Measurement of Inventory (“ASU 2015-11”), which requires that inventory is valued at the lower of cost and net realizable value. The early adoption of ASU 2015-11 did not have a material effect on the consolidated financial statements for the year ended December 31, 2015.

Goodwill

The excess of the cost over the underlying net equity of NAIA was allocated to identifiable tangible and intangible assets and liabilities based on their fair values on May 12, 2015, the date of the acquisition of NAIA by DSR. The unassigned residual value of the excess of the cost over NAIA’s net assets acquired was recognized as goodwill in the accompanying consolidated financial statements.

Impairment assessment for goodwill is performed annually or more frequently if impairment indicators are present. The impairment test for goodwill uses a two-step approach, which is performed at the reporting unit level. Step one, performed to identify potential impairment, compares the fair value of the reporting unit (calculated using a market approach and/or a discounted cash flow method) to its carrying value. If the carrying value exceeds the fair value, there is a potential impairment and step two must be performed to measure the amount of the impairment charge. Step two compares the carrying value of the reporting unit’s goodwill to its implied fair value (i.e., fair value of reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets). If the implied fair value of goodwill is less than the carrying amount of goodwill, an impairment charge is recognized.

Foreign Currency Transactions

The functional and reporting currency for operations of NAIA is the Euro. For purposes of these consolidated financial statements all assets and liabilities of NAIA are translated into U.S. dollars at the exchange rate in effect at the balance sheet date and all income and expenses are translated using the average rates of exchange prevailing during the year. Unrealized currency translation adjustments resulting from this process are recorded as other comprehensive income and included as a component of stockholders’ equity.

F-22

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - Summary of Significant Accounting Policies (Continued)

Foreign Currency Transactions (Continued)

The functional and reporting currency for operations of DSR is U.S. dollars. Consequently, receivables and payables denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Resulting gains and losses are recognized in consolidated statement of income for the year ended December 31, 2015.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences in the recognition of income and expenses for financial and tax reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled, and are calculated using currently enacted income tax rates.

In 2015, the Company early adopted FASB Accounting Standards Update 2015-17 – Income taxes: Balance Sheet Classification of Deferred Taxes (ASU 2015-17), which requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The adoption of ASU 2015-17 did not affect the accompanying consolidated financial statements.

Generally accepted accounting principles clarify the accounting for the uncertainty in income taxes recognized in the Company’s consolidated financial statements by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the consolidated financial statements. As of December 31, 2015, the Company does not believe it has uncertain tax positions that would qualify for either recognition or disclosure in the consolidated financial statements.

Subsequent Events

The Company has considered subsequent events occurring through March 31, 2017, the date these consolidated financial statements became available for distribution, in evaluating its estimates and in the preparation of its consolidated financial statements.

NOTE B - Related Party Transactions

For the year ended December 31, 2015, $240,000 of revenues were derived from Holosfind S.A., its majority stockholder, and accounts receivable due from Holosfind S.A. were $240,000 as of December 31, 2015.

During 2015, NAIA advanced $244,164 to Holosfind S.A. and borrowed $271,152 from Holosfind Corp, Inc. These loans receivable and payable are unsecured, non-interest bearing and due on demand.

F-23

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - Related Party Transactions (Continued)

NAIA has a financing agreement with Holosfind S.A., which was signed on August 3, 2015, which provides advances to NAIA up to 50,000 euros per month. The outstanding balance plus accrued interest shall be repaid within 60 days of written request by Holosfind S.A. The repayment can be made by offsetting any claims and debts that the companies have with respect to each other. The outstanding balance of advances accrues interest at a rate set by the French taxing authorities for tax deduction purposes. This interest rate was 4% for the year ended December 31, 2015. The outstanding balance under this agreement was $0 as of December 31, 2015.

Holosfind Corp, Inc. advanced to the Company $270,000 including charges of $136,528 for management fees during 2015. Guerson Ltd., a stockholder, provided the Company with consulting services in the amount of $50,000 during 2015. Both charges were unpaid and are included in accounts payable and accrued expenses balance on the consolidated balance sheet as of December 31, 2015.

Each of the DSR and Holosfind have entered into an investment agreement, dated as of February 25, 2015 (the “Investment Agreement”), with MG Partners II Ltd., a limited liability company incorporated under the laws of Gibraltar (“MGP II”), pursuant to which DSR and Holosfind each agreed, in consideration for up to $2.5 million, (i) to issue to MGP II (a) 10,000 senior secured bonds of Holosfind, priced at $100 each and redeemable one year from the initial closing date (subject to certain exceptions) of the Investment Agreement, in the principal amount of $1 million (as converted to Euros on such closing date) (the “Bonds”);(b) 75,000 shares of Common Stock, which shares of Common Stock were subject to a right of demand granted to MGP II by Holosfind and the Company to be (1) purchased by the Company or Holosfind from MGP II for $150,000 in cash, (2) exchanged for a convertible promissory note in the principal amount of $150,000, convertible into shares of Common Stock (the “Put Note”), or (3) exchanged for shares of Holosfind capital stock with an aggregate value of $150,000 (as converted into Euros), with each such share of Holosfind capital stock to be issued to MGP II for 80% of the average volume weighted average trading price of an ordinary share of Holosfind in the five trading days immediately preceding the date on which such shares were exchanged; (c) the option to purchase $1.35 million of Series A Convertible Preferred Stock of DSR, par value $0.001 per share, with a state value of $1.00 per share (the “Preferred Stock”) and (ii) a warrant to purchase 1,210,016 shares of common stock of Holosfind, and (iii) to issue to MGP II, on a subsequent closing date, warrants to purchase additional capital stock of DSR, which warrants shall have a value of $337,000.  MGP II did not exercise its option under the Investment Agreement and the subsequent closing did not occur.  As security for the repayment of the Bonds, Holosfind and DSR entered into a pledge agreement, dated as of February 25, 2015, with MGP II, pursuant to which MGP II was granted a security interest in certain collateral of DSR, including 50% of Holosfind’s ownership interest in DSR, equivalent to 30% of the outstanding Common Stock on a fully diluted basis, currently owned or thereafter acquired (the “Pledge Agreement”, and collectively with the Investment Agreement, the “Magna Loan”).

F-24

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - Related Party Transactions (Continued)

On April 14, 2016, MGP II provided notice to DSR and Holosfind that Holosfind and DSR were in default of each of the Investment Agreement and Pledge Agreement. On October 31, 2016, DSR and Holosfind entered into a forbearance agreement, as subsequently amended on December 16, 2016, January 19, 2017 and February 7, 2017 (as amended, the “Forbearance Agreement”), pursuant to which, in consideration for MGP II forbearing to exercise its rights under the Magna Loan and pursuing remedies against DSR and Holosfind until March 31, 2017, DSR and Holosfind agreed to (i) pay MGP II $1.3 million upon the closing of this Offering, (ii) issue MGP II shares of Common Stock in an amount equal Loan and pursuing remedies against DSR and Holosfind until March 31, 2017, DSR and Holosfind agreed to (i) pay MGP II $1.3 million upon the closing of this Offering, (ii) issue MGP II shares of Common Stock in an amount equal to 9.99% of the outstanding Common Stock on a fully-diluted basis immediately following the listing of the Common Stock on the OTCQX (or other Eligible Market as defined in the Forbearance Agreement) (iii) provide MGP II with evidence of a registration statement filed with the SEC on or before February 17, 2017 for the registration of the Common Stock and (iv) enter into a leak-out agreement with MGP II with respect to such shares of Common Stock in a form mutually agreeable to the parties of the Forbearance Agreement.

NOTE C - Income Taxes

The income tax benefit for the year ended December 31, 2015 consists of the following:

Currently Payable:
State and city	$(375)
Foreign taxes	(632)

Total currently payable	(1,007)

Deferred taxes	1,357

Total income tax benefit	$350

The Company’s effective income tax rate was approximately 27% in 2015. Significant temporary differences that give rise to deferred tax assets and the tax effects as of December 31, 2015 were as follows:

Noncurrent deferred tax assets:
Net operating loss carryforward	$1,314
Unrealized loss on foreign currency	43

Total noncurrent deferred tax assets:	$1,357

The year ended December 31, 2014 remains open to examination by federal, state and local income tax authorities.

F-25

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - Concentrations

Cash Concentrations

DSR maintains its cash at a financial institution in the United States of America. NAIA maintains its cash at a financial institution in France. Federal Deposit Insurance Corporation provides insurance of up to $250,000 for the cash account held in the bank in the United States. French Bank Insurance Company provides insurance of up to 100,000 euro for the cash account held at the bank in France. At December 31, 2015, the Company did not have any balances that exceeded bank insurance limits.

Revenue and Accounts Receivable

For the year ended December 31, 2015, approximately 73% and 27% of the service fees of the Company were derived from Holosfind S.A. and another customer, respectively. Accounts receivable due from Holosfind S.A. and another customer were approximately 85% and 14%, respectively, of all the Company’s accounts receivables as of December 31, 2015.

NOTE E - Puttable Common Stock

As described in Note B above, as part of the investment agreement with MGP II, DSR issued 75,000 puttable common stock shares which we classified outside of stockholders’ equity as the ability to extinguish the put was not considered to be completely within our control.

NOTE F - Subsequent Events

On January 7, 2016, DSR acquired 53% of SDK Invest, Inc., a U.S. corporation incorporated in Delaware on November 23, 2015.

The Company intends to file Form 1-A “Regulation A Offering Statement” under The Securities Act of 1933 with US Securities and Exchange Commission (“SEC”) for shares of common stock, par value $0.001 per share, of DSR. DSR will be offering up to 2,000,000 shares of its common stock to raise money for Company’s general operations and working capital needs. The Company engaged Oberon Securities, LLC as the agent to offer shares of common stock to prospective investors in the United States and in jurisdictions where such offers and sales are permitted on a best efforts basis without any minimum target.

NOTE G - Commitments

On April 18, 2016, DSR has entered into an agreement which provides that they will receive a comprehensive communication program for a period of twelve months. Under this agreement, DSR is committed to pay monthly maintenance fee of $5,000 starting May 1, 2016 until DSR terminates this agreement in writing.

F-26

DIGITAL SOCIAL RETAIL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE H - Liquidity and Capital Resources

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. From its inception, the Company has relied primarily on Holosfind S.A. and Holosfind Corp, Inc., for liquidity and capital resources. Other than the possibility of obtaining short term funding from Holosfind S.A. and Holosfind Corp, Inc. the Company does not have any additional sources of capital other than the proceeds from the Offering described in Note F.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating expenses until it becomes self-sufficient. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-27

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit	Manner of Filing
2.1	Certificate of Incorporation of Digital Social Retail, Inc.	Filed herewith
2.2	Certificate of Amendment to Certificate of Incorporation of Digital Social Retail, Inc.	Filed herewith
2.3	Bylaws of Digital Social Retail, Inc.	Filed herewith
3.1	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Digital Social Retail, Inc.	Filed herewith
11.1	Consent of Cormick, Garber & Sandler, LLP	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 31, 2017.

DIGITAL SOCIAL RETAIL, INC.

By:	/s/ Sylvain Bellaïche
Name:	Sylvain Bellaïche
Title:	President, Chief Executive Officer and Director

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Sylvain Bellaïche		Dated: March 31, 2017
	Name:	Sylvain Bellaïche
	Title:	President, Chief Executive Officer and Director

By:	/s/ Pierre Martin		Dated: March 31, 2017
	Name:	Pierre Martin
	Title:	Secretary, Treasurer, Chief Financial Officer and Director

III-2